UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 MAGENTA MEDIA (US) INC.

MAGENTA MEDIA (US) INC.
(Exact name of registrant as specified in charter)

NEVADA	7372	Not Applicable

(State or jurisdiction of	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification No.)
incorporation or organization)	Number)

Suite 5.18, 130 Shaftesbury Avenue
London, England W1D 5EU
+44(0) 20 7031 1185
Fax +44 (0) 20 7031 1199
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Nathan Amery, President
Suite 5.18, 130 Shaftesbury Avenue
London, England W1D 5EU
+44(0)20 7031 1185
Fax +44 (0)20 7031 1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par Value $0.001 per share	12,065,295 shares	$0.25 per share	$3,016,324	$322.75

(1) Total represents the following issued and outstanding shares of the Registrant to be sold by the selling shareholders named herein: (i) 11,000,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on August 12, 2005; (ii) 665,295 shares of common stock issued in connection with a private placement transaction completed by the Registrant on May 23, 2006; (iii) 400,000 shares of common stock issued in connection with a private placement debt conversion transaction completed by the Registrant on June 30, 2006.
(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the most recent sales of shares of the Registrant’s common stock. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

PROSPECTUS

MAGENTA MEDIA (US) INC.
a Nevada Corporation

12,065,295 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 12,065,295 shares of common stock of Magenta Media (US) Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in three separate private transactions, as described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from this offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 7 through 13 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is: <>

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

PART I – INFORMATION REQUIRED IN THE PROSPECTUS

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

OUR BUSINESS

We are the owner of an integrated computer software and hardware based platform that enables hotels to provide their guests with wireless entertainment and services through the use of a single hand-held computer or personal digital assistant (“PDA”) device that hotels give to their guests upon check-in. We refer to this computer software and hardware platform as the “Wireless Guest Entertainment” (“WGE”) platform. Our WGE platform has been designed with the objective of providing hotels with the opportunity to increase revenue and guest satisfaction by providing wireless entertainment and services packages to their guests. Our WGE platform enables hotel guests to have a higher degree of control of their in-room experience on a single hand-held computer or PDA.

Our Magenta WGE technology consists of two complementary technologies—the New Media technology and the TV Extension technology. The New Media technology is a software and hardware package for wireless hotel in-room entertainment systems that incorporates the use of a programmed handheld PDA that enables hotel guests to wirelessly order and pay for a variety of hotel based services. The TV Extension technology consists of a software platform that enables the launch of interactive services by a television broadcaster. The combined platform allows for interaction between hotel guests and the television service and between the hotel’s financial processing systems, which are able record and process the purchase of products or services through the Magenta WGE network.

We have completed the development of the Magenta WGE application and have launched a successful pilot program of the product in a London hotel. Although we plan to make additional improvements to the Magenta WGE technology going forward, the platform is ready for market in its current configuration. We have commenced the process of marketing our Magenta WGE application, but to date we have achieved only minimal sales. Accordingly, we are in the development stage of our business. Further, we will require additional financing in order to effectively market our Magenta WGE application.

Our plan of operations is to generate revenues by licensing our WGE solution to hotels and selling them the necessary hardware to run the technology. We have targeted 3-, 4- and 5-star independent hotels and small group hotels (that is, hotel groups with approximately 5 or fewer locations) as well as hotels located in historic properties in the London, England area for our initial marketing efforts. We plan to market directly to these hotels in order to secure our initial hotel customers. In addition to engaging in these direct marketing efforts, we also plan to target sales to these hotels indirectly through third-party partners on the basis of commission or revenue sharing arrangements.

We were incorporated as Hasox Inc. on May 23, 2005 under the laws of the State of Nevada. We conduct our business operations in the United Kingdom through Magenta New Media Ltd (“Magenta UK”), our wholly owned subsidiary, which was incorporated under the laws of the United Kingdom on February 18, 2004. We acquired Magenta UK on May 23, 2006 for consideration consisting of 12,500,000 shares of our common stock. During the period from our incorporation to the date of our acquisition of Magenta UK, we were engaged in completing our corporate organization and our initial financings. We changed our name to “Magenta Media (US) Inc.” on September 14, 2006 to reflect our acquisition of Magenta UK. We are presently engaged in efforts to market the Magenta WGE application through Magenta UK as our wholly owned subsidiary.

Magenta UK has been working on efforts to commercially exploit the New Media technology since March 30, 2004, when Magenta UK entered into an agency exploitation agreement with four entities that had acquired licenses to the New Media technology. In addition, as of April 10, 2006, Magenta UK became an agent for the licensee of the TV Extension technology under a separate agency exploitation agreement. Under these agency exploitation agreements, Magenta UK acted as the agent to the licensees to commercially exploit the license rights in these two technologies by pursuing potential income-earning opportunities on behalf of the licensees.

We acquired all intellectual property rights to the New Media technology and the TV Extension technology as of June 30, 2006 in two separate transactions for total consideration consisting of 7,000,000 shares of our common stock. The licenses held by the licensees, as well as the agency exploitation agreements pursuant to which Magenta UK worked to commercially exploit the New Media and TV Extension technologies on behalf of these licensees, were terminated concurrently with our acquisition of these intellectual property rights. As a result, we now own all intellectual property rights to these two technologies that comprise the Magenta WGE technology, and Magenta UK, as our wholly-owned subsidiary, continues to work to seek commercial opportunities with respect to the Magenta WGE technology by marketing it to hotels on our behalf.

We presently have limited funds with which to pursue our plan of operations to market our Magenta WGE application. We have completed private placement financings as part of our corporate organization and as a condition of our acquisition of Magenta UK. While we plan to apply the proceeds of these private placements towards the marketing of our Magenta WGE application, we anticipate that we will require additional funding in order to achieve significant sales of our Magenta WGE application and related services. We have no arrangements for any additional financing and there is no assurance that we will obtain any additional financing.

Our principal office is located at Suite 5.18, 130 Shaftesbury Avenue, London, England, W1D 5EU. Our telephone number is +44 (0)20 7031 1187 and our fax number is +44 (0)20 7031 1199.

THE OFFERING

The Issuer:	Magenta Media (US) Inc.
The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 12,065,295 shares of our common stock having a par value of $0.25 per share.
Offering Price

The selling stockholders will sell the common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board or is listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering, which we estimate to be approximately $50,000. See “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 12,065,295 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 32,065,295 shares of our common stock issued and outstanding as at November 6, 2006.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended September 30, 2005 and 2004 and our consolidated unaudited interim financial statements for the nine months ended June 30, 2006 and 2005 and for the period from inception (February 18, 2004) to June 30, 2006, including the notes to those financial statements. These financial statements are included elsewhere in this prospectus. Effective May 23, 2006, we acquired 100% of the issued and outstanding shares of Magenta UK by issuing 12,500,000 shares of our common stock. Notwithstanding its legal form, our acquisition of Magenta UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of Magenta UK owning the majority of our issued and outstanding shares. Because Hasox Inc. (now Magenta Media (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by Magenta UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of Magenta Media (US) Inc. are included in our consolidated financial statements effective May 23, 2006. Our date of inception is the date of inception of Magenta UK, being February 18, 2004, and our financial statements are presented with reference to the date of inception of Magenta UK. Financial information relating to periods prior to May 23, 2006 is that of Magenta UK. The summarized financial data should also be read in conjunction with the section of this prospectus entitled "Management’s Discussion and Analysis or Plan of Operations". All figures are in U.S. funds.

Balance Sheets

	June 30, 2006	September 30, 2005	September 30, 2004
	(Unaudited)	(Audited)	(Audited)
Cash and Cash in Trust	$53,656	$14,097	$43,506
Total Assets	$58,989	$18,138	$50,178
Total Liabilities	$(56,550)	$(72,371)	$(127,104)
Total Stockholders’ Equity
(Deficiency)	$(2,439)	$(54,233)	$(76,926)

Statements of Operations

				Cumulative from
				inception
		Year Ended	Year Ended	(February 18,
	Nine months ended	September 30,	September 30,	2004)
	June 30, 2006	2005	2004	to June 30, 2006

	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$1,757	$760	$-	$2,517

General and
Administrative Expenses	$(1,822,843)	$(172,251)	$(92,281)	$(2,087,375)

Loss for the Period	$(1,822,285)	$(171,491)	$(92,281)	$(2,086,057)

Total Comprehensive	$(1,825,322)	$(160,782)	$(91,061)	$(2,077,165)
Loss for the Period

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have a limited operating history and our ability to exploit our Wireless Guest Entertainment (“WGE”) technology is untested, we may never earn revenues or achieve profitability.

We were incorporated on May 23, 2005 and only recently acquired Magenta UK on May 23, 2006. Magenta UK was incorporated in the United Kingdom on February 18, 2004. Magenta UK’s experience with the Magenta WGE application, which consists of two technologies (the New Media technology and the TV Extension technology), has been limited to acting as an agent of four original licensees of the New Media technology and as agent of one original licensee of the TV Extension technology, in each case, with a contractual mandate to exploit commercially the technology on behalf of the licensees. Our operating history is limited, and to date we have been involved primarily in organizational and development activities. Moreover, we have only recently acquired the intellectual property rights to the WGE technology on May 23, 2006, and we have little experience as the owner of the technology. We have had only minimal revenues to date ($2,517 since inception on February 18, 2004 through June 30, 2006), and our ability to effectively market our Magenta WGE technology is untested. Accordingly, there is no assurance that we will ever achieve revenues or profitability.

As we have had only minimal sales of our WGE solution to date, there is no assurance that we will ever achieve significant revenues.

Our plan of operation is focused on marketing and selling our Magenta WGE solutions to independent hotels and small group hotels in the 3-, 4- or 5-star category as well as hotels located in historic buildings in London, UK. Our ability to achieve revenues and future profitability will depend on our ability to successfully market our WGE solution to these hotels. As indicated above, we have had only minimal revenues to date ($2,517 since inception on February 18, 2004 through June 30, 2006). There is no assurance that we will be able to successfully develop sales of our WGE solution. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new technological solutions, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the marketing process that we plan to undertake. These potential problems include, but are not limited to unanticipated problems relating to the development and distribution and marketing or our product and our inability to provide a service that meets the expectations of hotels and their guests. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to market and generate revenues from our Magenta WGE technology. As at June 30, 2006, we had cash of $53,656 and a working capital deficit of $188. We anticipate that our planned expenditures over the next twelve months to implement our plan of operations in the amount of $307,559 will exceed our cash reserves and working capital. Accordingly, unless we achieve significant revenues within the next twelve months, we anticipate that we will require financing in the amount of approximately $254,000 in order to carry out our plan of operations for the next twelve months. In fact, because we have limited cash and working capital, we will not be able to fund our operations beyond

February 1, 2007 without additional financing. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment.

If we are not able to enter into agreements with hotels to purchase our WGE solution, we will not earn revenues and our business will fail.

We anticipate that a substantial portion, if not all, of our future revenue will be derived directly and indirectly from the sale of our Magenta WGE solution to hotels. The successful introduction and market acceptance of our Magenta WGE solution—as well as the development, introduction and market acceptance of any future enhancements—are, therefore, critical to our future success and our ability to generate revenues. Unfortunately, there can be no assurance that we will be successful in marketing our current product, or any new product offerings, applications or enhancements. Failure to achieve market acceptance of our product, as a result of competition, technological advances, or otherwise, will result in a lack of sales and revenues, which would cause our business to fail.

If we are not able to enter into arrangements with strategic partners to market our Magenta WGE solution, then our ability to achieve revenues from fees for the adoption and use of our Magenta WGE solution will be reduced.

An important aspect of our business plan involves entering into arrangements with strategic partners to market our Magenta WGE solution to hotel decision makers. There is no assurance that potential strategic partners will enter into these marketing arrangements with us. Further, there is no assurance that any strategic relationships that we enter into will result in sales of our WGE solution to hotel customers. If we are not able to enter into these strategic relationships or if the relationships that we do enter into are not successful, we will have to rely on our direct marketing initiatives to promote our Magenta WGE solution to potential clients, likely resulting in lower than expected revenues and a significantly higher risk that our business will fail.

If we are unable to provide effective WGE services through our WGE solutions, we will have difficulty maintaining and attracting customers.

Our Magenta WGE solution is an integrated software- and hardware-based platform. We have only very limited pilot project experience in deploying our software and hardware technology solutions in hotels. Accordingly, it is very possible we will experience problems in the deployment and implementation of our WGE solution. These problems may result in difficulties in offering the wireless services and functionality to hotel guests, or delays in providing these services. If either the software or hardware component (or the combination of both components working together) does not enable hotels to provide a high level of service to their guests, then we will have difficulty in maintaining any clients that we are able to attract, and it will be difficult for us to attract new customers. This failure to satisfy our initial hotel clients could result in our ability to earn revenues or to attract new customers.

We have a history of losses and negative cash flows, which are likely to continue unless our WGE solution gains sufficient market acceptance to generate a commercially viable level of sales.

Since inception through June 30, 2006, we have incurred aggregate comprehensive net losses of $2,077,165. For the fiscal year ended September 30, 2005, we had a total comprehensive net loss for the period of $160,782. For the nine months ended June 30, 2006, we had a total comprehensive net loss for the period of $1,825,322. There is no assurance that we will be able to successfully market our Magenta WGE solution in order to generate revenues, achieve profitability and generate positive cash flow in the future. Further, we also expect an increase in development and operating costs as we undertake our plan of operations prior to achieving revenues, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as our WGE solution gains market acceptance sufficient to generate a commercially viable and sustainable level of sales. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our WGE solution, competition from providers of similar services or development of superior technologies by third parties.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations prior to achieving revenues are greater than we anticipate. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

In their reports on our annual financial statements for the years ended September 30, 2005 and 2004, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. This was due to the uncertainty of our ability at the time to meet our current operating and capital expenses. As a result, we caution investors that there is a substantial risk that our business may fail.

Because our sole officer and director does not have experience in managing or serving as the principal financial or chief accounting officer of a reporting company under the Exchange Act, there is a risk that our Exchange Act reports and financial statements may contain errors.

Our sole officer and director, Mr. Nathan Amery, does not have experience in managing or serving as the principal financial or chief accounting officer of a reporting company under the Exchange Act. Nor does he have experience in the preparation or review of Exchange Act reports or financial statements. Due to Mr. Amery’s lack of experience in the preparation or review of Exchange Act reports, there is a risk that our Exchange Act reports that we file with the Securities and Exchange Commission may contain errors. With respect to our financial statements, we rely on the services of outside accounting professionals that we engage for the preparation of our financial statements. There is a risk that errors will be made by the accountants that may not be identified by Mr. Amery due to his lack of experience in the preparation or review of financial statements. As such, there is a risk that the financial statements that we file with the Securities and Exchange Commission will contain errors. Investors are cautioned that these errors may be present even though the annual financial statements that we prepare and file with the Securities and Exchange Commission are audited by our independent public accountant and the interim financial statements that we prepare and file with the Securities and Exchange Commission are reviewed by our independent public accountant.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. Our Magenta WGE technology involves entertainment and service solutions for hotels, providing guests with a variety of options on PDAs or hand-held computers. We cannot guarantee that our software development resources will be sufficient to modify our products fast enough to meet customer and market requirements. We also expect to experience competition from companies with similar technologies or technologies that accomplish similar goals. Some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability and ultimately adversely affect our ability to continue as a going concern.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our Magenta WGE technology may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current WGE technology on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received.

As we contract out our software development activities to independent third party contractors, there can be no assurance that we will be able to continue development work on our Magenta WGE software or that this work will be completed on a continued or timely basis.

We do not have the internal ability to carry out software development work on our products. To date, we have outsourced our software development work to IPlato, a company based in London, England and the Czech Republic, as well as to Josef Novac, an independent contractor based in Prague, the Czech Republic. We anticipate outsourcing future software upgrades and developments on our services on a project-by-project basis to IPlato, Mr. Novac or other independent website designers. There can be no assurance that any of these third parties will be able to carry out the development work we require when we require it or complete the work on a cost-effective basis. If we are not able to carry out our development work when we require it or obtain such work on a cost-effective basis, we run the risk of not responding to market demands for improvements. This could harm our customer relationships and negatively affect our operating results.

Substantially all of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a resident of the United Kingdom, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our director and officer.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary WGE technology. We have not achieved any trademark protection of the “Magenta Media” name that we use in connection with our WGE technology and our business. As we have not obtained any trademark protection, we may not be able to prevent any competitor from adopting the same or similar names to the name that we use. Further, there is a risk that a competitor or other party may allege that our use of this name is a breach of the trademark or other intellectual property rights of the party.

We also do not have any patent protection that covers our Magenta WGE technology. Accordingly, the only measure that we believe will be available to us to protect our Magenta WGE technology will be based upon a combination of trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copies or otherwise gains access to such proprietary technology or software or develops similar technologies independently, our competitive position will be damaged.

While we believe that we have the rights to exploit the Magenta WGE software, there is a risk that other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the breach of trademark or patent, or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our business or may require us to make changes to our technologies. We currently do not have sufficient financial resources to defend any litigation that alleges a breach by us of another party’s intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the marketplace.

If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the marketing of the Magenta WGE technology, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in marketing our Magenta WGE technology. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

If we lose the services of Mr. Nathan Amery, our sole director and officer, then we may not be able to carry out our plan of operations.

We will be dependent upon the services of Mr. Nathan Amery, our sole director and officer, to carry out our plan of operations. The loss of the services of Mr. Amery could have a serious effect on our ability to execute our business plan and succeed in marketing our Magenta WGE technology. If we should lose the services of Mr. Amery, then we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations. We do not maintain any ‘key man’ insurance on Mr. Amery.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our Magenta WGE technology, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated and both we and our future customers and clients may be affected by changes in regulation of wireless technology. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which our Magenta WGE technology must comply. We have no control over regulations and regulatory change and cannot guarantee that our Magenta WGE technology will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to market our Magenta WGE technology and carry out our plan of operations.

Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our Magenta WGE technology to hotels in these markets.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

For reasons outside our control, our stock price may be volatile.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new WGE products and services offered by us or our competitors;
  additions or departures of key personnel;
  sales of our common stock;
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic partner or relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above-listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of business model and application solutions and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell at their common stock at the price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 12,065,295 shares of common stock offered through this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1. Certain selling stockholders (identified by footnote 4 in the table below) acquired 11,000,000 shares of our common stock from us at a price of $0.005 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on August 12, 2005.

2. Certain selling stockholders (identified by footnote 5 in the table below) acquired 665,295 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on May 23, 2006.

3. Solrod Kapitalanleg ApS (beneficial owner Erik Gravgaard) and Price and Leyland Capital Ltd. (beneficial owner Christoper Ternel) (identified by footnote 6 in the table below) acquired 400,000 shares of our common stock from us at a deemed issue price of $0.25 per share on June 30, 2006 pursuant to Rule 903 of Regulation S of the Securities Act, upon conversion of loans in the aggregate amount of

$100,000 payable pursuant to a promissory notes that we entered into on May 23, 2006 concurrent with the acquisition of Magenta UK.

The following table provides, as of November 6, 2006, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

  the number of shares owned by each selling stockholder prior to this offering;
  the total number of shares that are to be offered by each selling stockholder;
  the total number of shares that will be owned by each selling stockholder upon completion of the offering; and
  the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account(3)	this offering(3)	this offering(1),(3)
Keith Amery (5),(7)	70,000	70,000	-0-	-0-
Leanne Amery (5),(7)	70,000	70,000	-0-	-0-
Ricky Arnold (5)	1,000	1,000	-0-	-0-
Brendan Barry (5)	20,000	20,000	-0-	-0-
Solrod Kapitalanleg ApS (beneficial owner Erik Gravgaard) (6)	200,000	200,000	-0-	-0-
Mark Dreifuss (5)	40,000	40,000	-0-	-0-
Jacqueline Folland (5),(7)	1,000	1,000	-0-	-0-
Peter Folland (5),(7)	1,000	1,000	-0-	-0-
Stuart Folland (5),(7)	1,000	1,000	-0-	-0-
Mikael Forsberg (4)	1,250,000	1,250,000	-0-	-0-
Gladis Fuller (5),(7)	1,000	1,000	-0-	-0-
Kevin Godfrey (5)	69,900	69,900	-0-	-0-
Kit Godfrey (5)	1,000	1,000	-0-	-0-
Lucy Godfrey (5)	1,000	1,000	-0-	-0-
Oliver Godfrey (5)	1,000	1,000	-0-	-0-
Rebecca Godfrey (5)	1,000	1,000	-0-	-0-

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account(3)	this offering(3)	this offering(1),(3)
John Greaves (5)	5,000	5,000	-0-	-0-
Peter Hanford (5)	1,000	1,000	-0-	-0-
Naoimh Harrington (5)	3,000	3,000	-0-	-0-
Adrian Hornbrook (5)	28,192	28,192	-0-	-0-
Rhiannon Howells (5)	2,000	2,000	-0-	-0-
Julia Huxley (5)	10,000	10,000	-0-	-0-
Stephen Huxley (5)	10,000	10,000	-0-	-0-
Sun Sil Hwang (4)	1,250,000	1,250,000	-0-	-0-
Heungtaek Jeong (4)	1,000,000	1,000,000	-0-	-0-
Hyunshim Jeong (4)	1,000,000	1,000,000	-0-	-0-
Amy Johnson (5)	8,435	8,435	-0-	-0-
Hyunsoon Jung (4)	1,000,000	1,000,000	-0-	-0-
Richard King	1,000	1,000	-0-	-0-
Steven Lipscomb (5)	50,000	50,000	-0-	-0-
Scott Lister (5)	2,000	2,000	-0-	-0-
Brian McDevitt (5)	20,000	20,000	-0-	-0-
Stuart Mears (5)	7,500	7,500	-0-	-0-
Henning Mølgaard (4)	1,000,000	1,000,000	-0-	-0-
Roseann Moynihan (5)	2,000	2,000	-0-	-0-
K.E.K. Nellemann (5)	70,000	70,000	-0-	-0-
Ole Mose Nielsen (4)	1,000,000	1,000,000	-0-	-0-
Oliver Nolan (5)	30,000	30,000	-0-	-0-
Philip Norris (5)	7,622	7,622	-0-	-0-
Kyung Soo Oh (4)	1,000,000	1,000,000	-0-	-0-
Rory Oliver (5)	1,000	1,000	-0-	-0-
Geoffrey Peace (5)	20,000	20,000	-0-	-0-
Jason Peace (5)	20,000	20,000	-0-	-0-
Price and Leyland Capital Ltd. (beneficial owner Christoper Ternel) (6)	200,000	200,000	-0-	-0-
Tim Roebuck (5)	1,000	1,000	-0-	-0-
Tommy Rosell (4)	1,250,000	1,250,000	-0-	-0-
Ben Rowswell (5)	8,717	8,717	-0-	-0-
Emma Sibley (5)	2,000	2,000	-0-	-0-
Meryl Sloma (5)	8,695	8,695	-0-	-0-

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account(3)	this offering(3)	this offering(1),(3)
Sam Sloma (5)	7,714	7,714	-0-	-0-
Stevie Sloma (5)	7,714	7,714	-0-	-0-
Zoe Sloma (5)	7,606	7,606	-0-	-0-
Siobhan Stensland-King (5)	1,000	1,000	-0-	-0-
Tina Stoubæk (4)	1,250,000	1,250,000	-0-	-0-
Matthew Tregoning (5)	2,000	2,000	-0-	-0-
Nicholas Weir (5)	40,000	40,000	-0-	-0-
Peter Mark Williams (5)	1,200	1,200	-0-	-0-
Total:	12,065,295	12,065,295	-0-	-0-

Footnotes:

(1)	Based on 32,065,295 shares of our common stock issued and outstanding as of November 6, 2006.
(2)

Beneficial ownership if calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling shareholder or as to the number of common shares that will be held by a selling shareholder upon the termination of such offering.

(4)	Acquired shares of our common stock pursuant to our August 12, 2005 private placement described in numbered paragraph 1 of this “Selling Shareholders” section.
(5)	Acquired shares of our common stock to our May 23, 2006 private placement described in numbered paragraph 2 of this “Selling Shareholders” section.
(6)	Acquired shares of our common stock pursuant to our June 30, 2006 debt conversion private placement described in numbered paragraph 3 of this “Selling Shareholders” section.
(7)

Keith Amery is the father of Nathan Amery, our president and sole director. Leanne Amery is Nathan Amery’s sister. Jacqueline Folland is Nathan Amery’s mother. Peter Folland is Nathan Amery’s step-father. Stuart Folland is Nathan Amery’s brother. Gladis Fuller is Nathan Amery’s grandmother.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $50,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of November 6, 2006 are as follows:

Directors:

Name of Director	Age
Nathan Amery	26

Executive Officers:

Name of Executive Officer	Age	Office
Nathan Amery	26	President, Secretary and Treasurer

Mr. Amery has not been a director of any reporting company under the Securities Exchange Act of 1934 or any other publicly traded company. He does not have experience in financial accounting and preparation of reports under the Exchange Act. The following describes the business experience of Mr. Nathan Amery, our sole director and executive officer.

Nathan Amery is our president, secretary, treasurer and sole director. Mr. Amery was appointed to our board of directors and as our president and secretary and treasurer on May 23, 2006, concurrent with the closing of our acquisition of our subsidiary, Magenta UK. Mr. Amery has been the managing director of

Magenta UK since May 2004, and continues to serve in that capacity. He works closely with our third party partners on the development and marketing of our services.

In addition to his experience at Magenta UK, Mr. Amery has over six years of experience in software development and analysis within investment banks. Mr. Amery was a systems analyst at JP Morgan Chase from January 2001 until becoming our managing director in May 2004. Mr. Amery served as a fund accountant at Schroders Investment Management from December 1999 until January 2001.

Mr. Amery currently devotes his full-time efforts to our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director described above.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, we will consider seeking suitable candidates for election as directors, and establishing various committees, during the current fiscal year.

Family Relationships

We do not currently anticipate electing or appointing as directors or officers of our company any persons who are related to each other or to our existing officer and director.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 6, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers, and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner(2)	Percentage of class (1)

Directors and Officers

Common Stock	Nathan Amery, President and Director Suite 5.18, 130 Shaftesbury Avenue, London, England, W1D 5EU	1,475,904 shares	4.6%

Common Stock	All executive officers and directors as a group	1,475,904 shares	4.6%

5% Shareholders

Common Stock	ABS Global Capital Inc.(3) 306 Victoria House, Victoria, Mahe, Seychelles	10,421,686 shares	32.5%

Common Stock	The New Media Technology Partnership LLP (4) 4 Bedford Row, London England	5,000,000 shares	15.6%

Common Stock	TV Extension Platform Technology Partnership LLP (5) 4 Bedford Row, London England	2,000,000 shares	6.2%

Footnotes:

(1)	The percentage of class is based on 32,065,295 shares of common stock issued and outstanding as of November 6, 2006.

(2)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

ABS Global Capital Inc. is beneficially owned by the Outlander Trust. The co-trustees of the Outlander Trust are: (i) United Trust Company (which has Margaret Ferrari, Andrew Cummings, G. Grahame Bollers and Monica Roberts as directors) and (ii) Wealth Management Corp. (which has Laura Mouck as its sole director).

(4)

The New Media Technology Partnership LLP is a limited liability partnership. We are advised that The New Media Technology Partnership LLP is comprised of 63 equity partners and one designated partner, who is a limited partner. Mr. Paul Carter is the designated partner and the administrator of the partnership pursuant to a services agreement between him and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter has sole voting and dispositive power over the securities held by The New Media Technology Partnership LLP.

(5)

The TV Extension Platform Technology Partnership LLP is a limited liability partnership. We are advised that The TV Extension Platform Technology Partnership LLP is comprised of 32 equity partners and one designated partner, who is a limited partner. Mr. Paul Carter is a designated partner and the administrator of the partnership pursuant to a services agreement between him and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter has sole voting and dispositive power over the securities held by The TV Extension Platform Technology Partnership LLP.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles of incorporation or our by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 6, 2006, there were 32,065,295 shares of our common stock issued and outstanding held by 63 shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

EXPERTS

The audited financial statements included in this prospectus and registration statement have been audited by Staley Okada & Partners LLP, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These audited financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on May 23, 2005 as Hasox Inc. under the laws of the State of Nevada. On the date of our incorporation, we appointed Ray Saturnino, our initial founder, as our President, Secretary, Treasurer and sole director. Mr. Saturnino incorporated Hasox Inc. for the purpose of creating a corporate entity to enter into a letter of intent to acquire all of the issued and outstanding shares of Magenta UK and to pursue the necessary financing to complete that acquisition.

On June 2, 2005, we entered into a letter of intent with Magenta UK that contemplated our acquisition of Magenta UK subject to certain conditions, including our raising a minimum of $125,000. The minimum financing condition was imposed by the shareholders of Magenta UK in order to ensure that we would have working capital necessary to fund our initial acquisition and organizational expenses and to provide for additional funds for Magenta UK’s business. In order to raise funds to enable us to pursue the acquisition of Magenta UK and complete our corporation organization, we completed a private placement of 11,000,000 shares of our common stock at a price of $0.005 per share for proceeds of $55,000 on August 12, 2005.

We entered into a definitive share exchange agreement with Magenta UK and the shareholders of Magenta UK, including Mr. Nathan Amery, currently our sole director and executive officer, on August 20, 2005.

In furtherance of our $125,000 financing requirement, we completed a private placement of 665,295 shares of our common stock at a price of $0.05 per share for a total proceeds of $33,265 on May 23, 2006. On May 23, 2006, we borrowed an aggregate of $100,000 from Solrod Kapitalanleg ApS (beneficial owner Erik Gravgaard) and Price and Leyland Capital Ltd. (beneficial owner Christoper Ternel) and executed promissory notes in the aggregate amount of $100,000 evidencing these loans, thus completing the $125,000 financing requirement.

We acquired all of the issued and outstanding shares of Magenta UK pursuant to the share exchange agreement on May 23, 2006 in consideration of our issuance of an aggregate of 12,500,000 shares of our common stock to the shareholders of Magenta UK. Upon the completion of this share exchange transaction, Mr. Amery was issued 1,475,904 shares of our common stock in exchange for his shares in Magenta UK. ABS Global Capital Inc. (“ABS Global Capital”), one of the founding shareholders of Magenta UK, was issued 10,421,686 shares of our common stock, making in out largest shareholder. Outlander Management Limited (“Outlander Management”), a private corporation that was Magenta UK’s other founding shareholder and that provided administrative services to Magenta UK, was issued 602,410 shares of our common stock. Outlander Management, ABS Global Capital and Mr. Amery were each involved in the negotiation of the share exchange agreement as shareholders of Magenta UK. On May 23, 2006, Mr. Amery, Magenta UK’s managing director, was appointed as our sole officer and director to replace Mr. Saturnino.

Pursuant to an asset purchase agreement between us and First Global Technologies Limited (“First Global Technologies”) dated June 24, 2006, we acquired the intellectual property rights to the New Media technology (one of the two technologies that comprise the Magenta WGE technology) as of June 30, 2006, in exchange for 5,000,000 shares of our common stock. Concurrent with the completion of this acquisition, First Global Technologies transferred these 5,000,000 shares to The New Media Technology Partnership LLP as part of its agreement to re-acquire the New Media technology from The New Media Technology Partnership LLP, which had acquired these intellectual property rights from First Global Technologies in November 2003. Our acquisition of these intellectual property rights was effected as follows: First, The New Media Technology Partnership LLP incorporated a wholly owned subsidiary and assigned the intellectual property to the wholly owned subsidiary. The New Media Technology Partnership LLP and First Global Technologies then entered into a share exchange agreement whereby First Global Technologies acquired all of the shares of the wholly owned subsidiary. As part of this acquisition, First Global Technologies agreed to deliver 5,000,000 shares of our common stock to The New Media Technology Partnership LLP. Concurrent with this share exchange between The New Media Technology Partnership LLP and First Global Technologies, we acquired the intellectual property from First Global Technologies in consideration for the issuance of 5,000,000 shares of our common stock to First Global Technologies. Concurrent with our acquisition of the intellectual property, First Global Technologies transferred these 5,000,000 shares of our common stock to The New Media Technology Partnership LLP. These shares were transferred pursuant to Rule 903 of Regulation S of the Securities

Act of 1933. We were not party to the share exchange agreement between The New Media Technology Partnership LLP and First Global Technologies.

Pursuant to an asset purchase agreement between us and First Global Technologies dated June 24, 2006, we acquired the intellectual property rights to the TV Extension technology (one of the two technologies that comprise the Magenta WGE technology) as of June 30, 2006, in exchange for 2,000,000 shares of our common stock. Concurrent with the completion of this acquisition, First Global Technologies transferred these 2,000,000 shares to The TV Extension Platform Technology Partnership LLP as part of its agreement to re-acquire the TV Extension technology from The TV Extension Platform Technology Partnership LLP, which had acquired these intellectual property rights from First Global Technologies in March 2003. Our acquisition of these intellectual property rights was effected as follows: First, The TV Extension Platform Technology Partnership LLP incorporated a wholly owned subsidiary and assigned the intellectual property to the wholly owned subsidiary. The TV Extension Platform Technology Partnership LLP and First Global Technologies then entered into a share exchange agreement whereby First Global Technologies acquired all of the shares of the wholly owned subsidiary. As part of this acquisition, First Global Technologies agreed to deliver 2,000,000 shares of our common stock to The TV Extension Platform Technology Partnership LLP. Concurrent with this share exchange between The TV Extension Platform Technology Partnership LLP and First Global Technologies, we acquired the intellectual property from First Global Technologies in consideration for the issuance of 2,000,000 shares of our common stock to First Global Technologies. Concurrent with our acquisition of the intellectual property, First Global Technologies transferred these 2,000,000 shares of our common stock to The TV Extension Platform Technology Partnership LLP. These shares were transferred pursuant to Rule 903 of Regulation S of the Securities Act of 1933. We were not party to the share exchange agreement between The TV Extension Platform Technology Partnership LLP and First Global Technologies.

First Global Technologies, Outlander Management and Mr. Amery are considered promoters of our company, having taken the initiative in organizing our current business.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION

We are a development stage company incorporated on May 23, 2005 as Hasox Inc. under the laws of the State of Nevada. We operate through our wholly-owned subsidiary, Magenta New Media Ltd (“Magenta UK”). We changed our name to “Magenta Media (US) Inc.” effective September 14, 2006 to reflect our acquisition of Magenta UK and its business. Magenta UK was incorporated on February 18, 2004 under the laws of the United Kingdom.

OVERVIEW

We are the owner of an integrated computer software and hardware based platform that enables hotels to provide their guests with wireless entertainment and services through the use of a single hand-held computer or personal digital assistant (“PDA”) device that hotels give to their guests upon check-in. We refer to this computer software and hardware platform as the “Wireless Guest Entertainment” (“WGE”) platform. Our WGE platform has been designed with the objective of providing hotels with the opportunity to increase revenue and guest satisfaction by providing wireless entertainment and services packages to their guests. Our WGE platform enables hotel guests to have a higher degree of control of their in-room experience on a single hand-held computer or PDA.

Our Magenta WGE technology consists of two complementary technologies—the New Media technology and the TV Extension technology. The New Media technology is a software and hardware package for wireless hotel in-room entertainment systems that incorporates the use of a programmed handheld PDA that enables hotel guests to wirelessly order and pay for a variety of hotel based services. The TV Extension technology consists of a software platform that enables the launch of interactive services by a television broadcaster. The combined platform allows for interaction between hotel guests and the television service and between the hotel’s financial processing systems, which are able record and process the purchase of products or services through the Magenta WGE network.

We launched our WGE platform in June 2005 when we started a pilot program within a small luxury hotel in Kensington, London. We deployed the Magenta system in the hotel and guests voluntarily tried it throughout their stays. We received positive feedback from guests, which we used as a basis for further developments. Hotel staff adapted to the Magenta WGE application quickly and expressed satisfaction with the benefits of the intuitive user interface and the increased efficiency that the Magenta WGE provided within the hotel. This pilot program is still in place, and we plan to continue this pilot program to test further developments of our WGE platform.

We have earned only minimal revenues to date. Our plan of operations is to generate revenues by licensing our WGE solution to hotels and selling them the necessary hardware to run the technology. We have targeted 3-, 4- and 5-star independent hotels and small group hotels (that is, hotel groups with approximately 5 or fewer locations) as well as hotels located in historic properties in the London, England area for our initial marketing efforts. We plan to market directly to these hotels in order to secure our initial hotel customers. In addition to engaging in these direct marketing efforts, we also plan to target sales to these hotels indirectly through third-party partners on the basis of commission or revenue sharing arrangements. See “Management’s Discussion and Analysis or Plan of Operations—Plan of Operations.”

CORPORATE ORGANIZATION OF MAGENTA

Incorporation

Magenta UK was incorporated in the United Kingdom on February 18, 2004. The founding shareholders of Magenta UK were ABS Global Capital and Outlander Management. ABS Global Capital is a private corporation incorporated in the Republic of Seychelles that is now our principal shareholder. Outlander Management is a private corporation that is now one of our shareholders.

Ownership of the Magenta WGE Technology

The Magenta WGE technology consists of two sets of complementary technologies, the “New Media technology” and the “TV Extension technology”, as described below. Unless otherwise indicated in this Registration Statement, all references to our WGE technology, service, platforms or solutions is a reference to the combination of the New Media technology and the TV Extension technology.

The New Media Technology

The New Media technology, a software and hardware package for wireless hotel in-room entertainment systems, was originally developed in 2003 by IPlato, a company based in London, England and Prague, Czech Republic. First Global Technologies acquired the intellectual property rights to the New Media technology and, on October 6, 2003, granted licenses to four entities to exploit the New Media technology in four separate geographical markets. These four entities were HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC. These four licensees subsequently entered into an agency exploitation agreement with Magenta UK, as described below, on March 30, 2004. These license agreements were terminated on June 30, 2006 upon our acquisition of the New Media technology as described below.

First Global Technologies subsequently sold its intellectual property rights in the New Media technology to The New Media Technology Partnership LLP, a limited liability partnership that is not a related party to First Global Technologies, in November 2003. First Global Technologies re-acquired the rights to the New Media technology from The New Media Technology Partnership LLP on June 30, 2006 and subsequently sold these rights to us in a concurrent transaction, as described below. The New Media Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions. See “Organization Since Incorporation” above and “Acquisition of the Magenta WGE Technology” below.

The TV Extension Technology

The TV Extension technology, which consists of a software platform that enables the launch of interactive services by a television broadcaster, was originally developed in 2003 by The TV Group Limited, a company based in London, UK. First Global Technologies acquired the intellectual property rights to the TV Extension technology and sold these intellectual property rights to The TV Extension Platform Technology Partnership LLP in March 2003. The TV Extension Platform Technology Partnership LLP subsequently entered into an agency exploitation agreement with TVG TV Extension Limited (“TVE Ltd.”), as described below, on March 31, 2003. Effective April 10, 2006, TVE Ltd. assigned its interest, including all of its rights and obligations, in this agency exploitation agreement to Magenta UK. The agency exploitation agreement was terminated on June 30, 2006 upon our acquisition of the TV Extension technology as described below. First Global Technologies re-acquired the rights to the TV Extension technology from The TV Extension Platform Technology Partnership LLP on June 30, 2006 and subsequently sold these rights to us in a concurrent transaction, as described below. The TV Extension Platform Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions. See “Organization Since Incorporation” above and “Acquisition of the Magenta WGE Technology” below.

License and Agency Exploitation Agreements

The New Media Technology

Magenta UK entered into an agency exploitation agreement on March 30, 2004 with the four entities that had each acquired license rights to the New Media technology from First Global Technologies. Under the agency exploitation agreement, Magenta UK was appointed as the agent of the four licensees for the purpose of undertaking the commercial exploitation of the license rights to the New Media technology. Magenta UK was obligated to carry out the commercial exploitation of the New Media technology and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. In exchange for undertaking these duties, the licensees agreed to pay to Magenta UK an amount equal to 20% of the gross income derived from the exploitation of those license rights. The agency exploitation agreement was terminated on June 30, 2006 concurrently with our acquisition of the New Media technology from First Global Technologies as described below. Magenta UK did not realize any gross income from the exploitation of the New Media technology or earn any payments during the term of the agency exploitation agreement.

The TV Extension Technology

The TV Extension Platform Technology Partnership LLP entered into an agency exploitation agreement with TVE Ltd. on March 31, 2003. Under the agency exploitation agreement, TVE Ltd. was appointed as the agent of The TV Extension Platform Technology Partnership LLP for the purpose of undertaking the commercial exploitation of the license rights to the TV Extension technology. TVE Ltd. was obligated to carry out the commercial exploitation of the TV Extension technology and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. In exchange for undertaking these duties, The TV Extension Platform Technology Partnership LLP agreed to pay to TVE Ltd. an agreed upon percentage of The TV Extension Platform Technology Partnership LLP’s net profits derived from the exploitation of those license rights. Effective April 10, 2006, TVE Ltd. assigned its interest, including all of its rights and obligations, in this agency exploitation agreement to Magenta UK. The agency exploitation agreement was terminated on June 30, 2006 concurrently with our acquisition of the TV Extension technology from The TV Extension Platform Technology Partnership LLP, as described below. Magenta UK did not realize any gross income from the exploitation of the TV Extension technology or earn any payments during the term of the agency exploitation agreement.

Acquisition of the Magenta WGE Technology

The New Media Technology

We purchased the intellectual property rights to the New Media technology from First Global Technologies effective as of June 30, 2006 pursuant to an intellectual property asset purchase agreement between us and First Global Technologies dated June 24, 2006. This acquisition followed the concurrent re-acquisition of the New Media technology by First Global Technologies from The New Media Technology Partnership LLP. We issued 5,000,000 shares of our common stock to First Global Technologies in consideration of the transfer to us of the intellectual property rights to the New Media technology. First Global Technologies in turn transferred these 5,000,000 shares of our common stock to The New Media Technology Partnership LLP in connection with its concurrent re-acquisition of the intellectual property rights to the New Media technology from The New Media Technology Partnership LLP. This transfer was completed in accordance with Rule 903 of Regulation S of the Securities Act of 1933, as amended. The New Media Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions.

The TV Extension Technology

We purchased the intellectual property rights to the TV Extension technology from First Global Technologies effective as of June 30, 2006 pursuant to an intellectual property asset purchase agreement between us and First Global Technologies dated June 24, 2006. This acquisition followed the concurrent re-acquisition of the TV Extension technology by First Global Technologies from The TV Extension Platform Technology Partnership LLP. We issued 2,000,000 shares of our common stock to First Global Technologies in consideration of the transfer to us of the intellectual property rights to the TV Extension technology. First Global Technologies in turn transferred these 2,000,000 shares of our common stock to The TV Extension Platform Technology Partnership LLP in connection with its concurrent re-acquisition of the intellectual property rights to the TV Extension technology from The TV Extension Platform Technology Partnership LLP. This transfer was completed in accordance with Rule 903 of Regulation S of the Securities Act of 1933, as amended. The TV Extension Platform Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions.

Initial Financing of Magenta UK

Magenta UK’s initial corporate activities were funded by ABS Global Capital. Magenta UK entered into a loan agreement dated October 4, 2004 with ABS Global Capital whereby ABS Global Capital agreed to extend a secured loan facility to Magenta UK in the amount of £150,000 ($285,000 based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) . As at July 20, 2005, Magenta UK’s outstanding debt to ABS Global Capital under the secured loan facility was £103,280 ($196,232, based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) . Magenta UK and ABS Global Capital entered into a debt settlement agreement on July 20, 2005 whereby the outstanding debt was settled by the issuance to ABS Global Capital of 1,075,000 Ordinary A shares in the capital of Magenta UK at a deemed value of £0.0867 per share. ABS Global Capital subsequently exchanged these shares (as well as 655,000 additional shares of Magenta UK that ABS Global Capital held as a founding shareholder of Magenta UK) for 10,421,686 shares of our common stock upon completion of the share exchange agreement on August 20, 2005.

Outlander Management Contract

Outlander Management entered into a services agreement with Magenta UK on August 4, 2004, whereby Outlander Management agreed to provide rent, administrative, legal administration, financial services and marketing and sales support and advice to Magenta UK. The purpose of the services agreement was to enable Magenta UK to obtain administrative and related services that would enable Magenta UK to pursue its business without incurring all of these costs directly. The administrative services included the use of shared office space. Legal administration services included maintaining Magenta UK’s registered office, providing the services of a company secretary and making statutory filings. Financial services include bookkeeping and maintaining management accounts and statutory accounts. Magenta UK paid to Outlander Management an amount equal to £2,350 per month ($4,465 per month based on a foreign exchange rate on November 6, 2006 of $1.90:£1.00) in consideration for the provision of these services.

We terminated our management contract with Outlander Management on June 30, 2005.

Azuracle Management Contract

We entered into a management contract with Azuracle Limited (“Azuracle”) on July 1, 2005 upon termination of the Outlander Management agreement described above. Under the Azuracle management contract, Azuracle provides us with office space in shared office premises and administration services, including telephone and Internet access services. Currently, Azuracle is charging us a monthly management fee of £500 per month ($950 per month based on a foreign exchange rate on November 6, 2006 of $1.90:£1.00) . Additional legal administration, financial, marketing and sales, meeting room, stationery and information technology support services are to be provided by Azuracle upon our request, at agreed upon rates.

INDUSTRY BACKGROUND

In recent years, the Internet, wireless technology and other advances have revolutionised the way people are able to communicate with each other and to access entertainment. In particular, people have become accustomed to accessing programming on demand via cable television or the Internet and being able to access email and the Internet on wireless PDAs and other hand-held devices. As people become accustomed to the availability of this technology, they begin to have the expectation that these services will be available in more and more locations. As such, hotel guest are beginning to demand this type of functionality from their hotel rooms. Hotels are now finding that they are losing their competitive edge if they are unable to offer these facilities.

MAGENTA WGE TECHNOLOGY

The Magenta WGE technology consists of two sets of complementary technologies, the “New Media technology” and the “TV Extension technology”, which work together to provide a single WGE platform that allows hoteliers to increase revenue and guest satisfaction by providing bespoke wireless entertainment and services packages to luxury hotels. Hotels using the Magenta WGE technology will be able to provide their guests with the ability to have full control of their in-room experience on a single hand-held computer or PDA.

How the Magenta WGE Technology Works

When a guest checks in to a hotel, he or she is issued with a “Room Pro”. A Room Pro is a preprogrammed PDA or hand-held computer that operates as the central control for the guest while they are checked in at the hotel. A unique four digit pin code is generated as the guest checks in and must be used by the guest to confirm any chargeable service requests.

Room Pro offers the guest a series of options on an intuitive interface. The list of options is dependent on the package designed to the hotel’s specifications during a development and customisation period. The list of options can be provided in a variety of different languages to accommodate hotels’ international guests. The options can contain, but are not limited to, the following:

  Television control (including premium pay television (“PPTV”) options)
  Email
  Internet

  Guest information
  Room service
  Environment control (including lighting, curtains and air conditioning)
  Local and national advertisements
  Room messaging
  Booking of hotel services – golf times, spa facilities, etc.

Each option progresses into sub menus based on the specifications of the hotel, with options to view further information or order services.

Room Pro communicates via wireless technology (“Wifi”) with a central server located in the hotel that houses the WGE Administration Module, as described below. WiFi connectivity has the advantage that there are no cabling requirements, saving installation costs and eliminating disruption of hotel services. In fact, installation of the WGE system will not ordinarily cause any down-time of guest rooms. The server can be installed as a new piece of hardware, but in many cases existing hardware can be used to house the Administration Module.

The Administration Module is the hub for all data and options available through Room Pro. Hotel management have full control of all information provided to guests on a web-based browser accessible by staff. As soon as any changes or updates are made, such as price changes, special offers or guest messages, these are sent immediately to the guest’s Room Pro over the wireless network. As a result, hotel staff are able to have instant communication with their guests.

As part of the Magenta WGE service, Wi-Fi Internet connection is provided, which allows hotels to sell Internet time to guests who wish to use their laptops. This service is likely to be particularly appealing to hotels with business guests.

Every television set in the hotels will be fully activated for all channels. Access to these channels will be granted by Room Pro upon payment for PPTV channels and at all times for free channels. For satellite television broadcasts, current feeds will be used when in place or arrangements will be made on behalf of the hotel to implement these through preferred content partners.

An optional extra of the Magenta WGE is environment control. By making the necessary changes to hardware already existing in hotel rooms or by providing additional hardware, Room Pro will allow guests to control all aspects of their room environment, including lighting, air conditioning and curtains/blinds.

WGE Hardware, Software and Installation

The Magenta WGE technology requires a limited amount of hardware. Where possible, existing hotel hardware is used to minimize costs and improve convergence. The following hardware is required:

  1 PDA per guest room
  1 computer server for each 100 rooms
  1 wireless computer network
  1 PC (additional if required for each department within hotel)

  1 television set-top box per room

The Magenta WGE platform consists of two major software applications – a PDA software application and the Administration Module software application. The PDA software application is installed on the Room Pro PDA device that is delivered to each hotel guest. The administration module software is installed on the computer server. These two applications communicate wirelessly via a series of wireless access points installed throughout the hotel.

The PDA application is based on the MS Windows Pocket PC operating system and has added security functions. As described above, when they check in, guests are issued Room Pro PDAs and unique PIN numbers that must be used when ordering an item incurring a cost. The details of any purchases are recorded and added to the guest’s bill.

The Administration Module is a browser-based MS Windows application that can be used on any PC running MS Windows. Each staff member has a unique login to increase security and to provide management information reports for audit and monitoring purposes.

The Administration Module applications include the following components:

  Order-handling component: receives orders from the PDA and stores them in a database. Once hotel staff confirms that an order is feasible, a confirmation email is sent to the guest and the order is added to the bill. The order-handling component uses an email server to send confirmed orders.
  Customer export billing component: allows integration of the solution to a third-party billing system. This allows for guest billings to be seamlessly added to the hotel’s Property Management System.
  PDA interface component: maintains the connection between PDAs and the WGE server. Data exchange is based on HTTP/GET method and uses standard INI data format.
  Administration web interface: is the interface for application maintenance. The Administration Module is written in PHP4, HTML and JavaScript.

The wireless nature of the system removes the need for the costly, disruptive cable installations of existing entertainment systems that cause many hotels to avoid such updates, which we believe opens a significant area of the market previously not targeted.

Hotel Revenue Generation

We believe that the Magenta WGE technology will be attractive to hoteliers because it will not only enhance their guests’ experience, but it also has the potential to increase hotel revenues. Through the Magenta WGE system, hoteliers can provide, and receive direct revenue streams from, the following services:

  Wireless Internet access
  Email usage
  PPTV – Ordering of premium pay television channels

In addition, hoteliers have the potential to generate additional revenue through use of the WGE technology as a result of:

  Potential increased bookings of guests that are attracted to hotels that offer WGE services
  Charges for advertisement space on the Room Pro that the hotel can sell to third parties
  Potential increased use of paid hotel services that are promoted on, and that are easily accessible via, the Room Pro
  Potential increased use of paid hotel services by non-English speakers, due to ease of access to such services on a multilingual PDA
  Customer loyalty and word-of-mouth advertising by satisfied guests
  Sales of future product developments—E-newspapers, PDA games, etc.

The Magenta WGE can be fully integrated with a hotel’s existing Property Management System, allowing the hotel’s billing system to be integrated into the WGE and providing additional value-added features such as guest billing and check-out, saving both the guest and the hotel time.

Custom Interfaces

Every Magenta WGE solution is tailored to a client’s requirements. We intend to involve hoteliers at every stage of the design process. All interfaces are extensions of the hotel’s brand, with colour schemes and logos present throughout. As such, each solution is bespoke in both functionality and appearance, but has the same “behind the scenes” technological architecture in order to ensure ease of support and consistent updates.

By creating bespoke systems, hotels are able to extend their corporate brand through interfaces and individual functionality. The modular build of the system allows our third party developers to perform these customizations quickly and cost effectively. We believe that our ability to tailor systems to hotels of varying clientele and design will allow the Magenta WGE to appeal to hotels across a broad range of the hotel market.

Pricing and Revenue Sources

The prices that we plan to charge our clients for configuration and installation of our Magenta WGE solutions will be based on the specific requirements of each hotel client. Prices for configuration and installation of our WGE solutions will vary according to the time and resources required; however, we intend to charge a 20% mark-up on any hardware purchased.

In addition to initial installation fees, we plan to charge a monthly license fee for the WGE platform and a support fee, totalling approximately £20 per room in the United Kingdom ($38, based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) . In addition, we intend to enter into revenue sharing arrangements with our hotel clients such that revenue generated above these fees will be subject to an 80%/20% revenue share in favour of the hotel.

In addition, as more fully described under the heading “Marketing” below, we intend to work with third-party partners to market our Magenta WGE technology. To the extent that these partnerships lead us to achieve sales and revenues, we will provide these partners with commissions or revenue sharing arrangement based on agreed upon terms.

DEVELOPMENT OF MAGENTA WGE TECHNOLOGY

Development Work Completed by Us

As described above, the Magenta WGE technology consists of two sets of complementary technologies, the “New Media technology” and the “TV Extension technology”, which work together to provide a single WGE platform. The New Media technology was originally developed in 2003 by IPlato, a company based in London, England and Prague, Czech Republic. On March 30, 2004, Magenta UK entered into an agency exploitation agreement whereby it undertook to commercially exploit the New Media technology on behalf of licensees to that technology. The TV Extension technology was originally developed in 2003 by The TV Group Limited, a company based in London, UK. Effective April 10, 2006, Magenta UK was assigned all of its rights and obligations in an agency exploitation agreement to commercially exploit the TV Extension technology on behalf of the licensee of the technology.

In May 2004, Nathan Amery was hired as managing director of Magenta UK with a view to establishing a commercially viable sales and marketing plan for the exploitation of the technology. At that point in time, we believed that the Magenta application (which at the time consisted only of the New Media technology) required some major technical developments to bring the software to a position where it would be an attractive product in a large, competitive market. We enlisted IPlato and a Josef Novac, an independent contractor based in Prague, to complete development in line with our development plan.

The Magenta WGE consists of two major components: the PDA-based guest module and the Administration Module for hotel management to control. We undertook the following developments with the goal of creating a product that is technologically superior to competing products:

PDA

  Interface improvements – less clicks per function, “softer” look
  View bill – allows guests to see their current bill on PDA
  Email notification on any menu
  PDA check-in via docking station
  Increase in image size capabilities
  Multilingual menus

Administration Module

  Improve interface – for ease of training due to high turnover of staff in the hotel industry
  Backup server information – improved back-up scripts for restoration of data if system down
  Management information – allows hoteliers to see areas of high/low revenue generation

General

  Installation guide for both components
  Testing and development for additional PDA manufacturers
  Guide for third party companies to be able to integrate into the system quickly and easily

  Recoding of application in .NET format
  Full systems test
  User guide

In June 2005 we launched a pilot program, which is still in place, for our WGE application in the London Lodge, a 4-star, 28-room boutique hotel located in the Kensington area of London, UK. We provide our service to the London Lodge at no cost, and in return, we have gained valuable feedback from the hotel and their guests that enabled us to complete the above-mentioned developments successfully. We intend to continue to use this pilot program to test further developments of our WGE application.

Current Status

As a result of the above-mentioned developments, both the PDA and Administration Module user interfaces are far more flexible and advanced than they had been, and the interfaces now allow the design to be bespoke for the hotel in terms of branding and identity extension. The PDA check-in facility has vastly improved efficiency at the front desk because a PDA no longer has to be assigned solely to an individual room. Improved management information allows hoteliers to gauge usage of functionality and adapt their particular WGE service accordingly.

Future Development

We believe that changes in technology, increased competition and hotelier and guest feedback will require us to constantly review and improve the functionality of the Magenta WGE application. To date, we have identified the following development goals:

  Express check-out: allowing guests to check-out on the PDA
  Integration to Comtrol billing system: Integration to billing system that covers 80% of Property Management System providers
  Complete integration to a pay television provider
  Email upgrades to allow guests to retrieve e-mails from their own e-mail addresses rather than e- mail addresses assigned to guests at check-in

We do not have the internal ability to carry out software development work. Accordingly, we anticipate engaging independent website developers or designers for future software development work on a project-by-project basis.

These proposed developments are contingent on us accessing sufficient funds to put our development plans in place. There is no guarantee that we will be able to secure such funding.

MARKETING

We have focused our marketing activities to date on raising our profile in the hospitality industry and hotels within our target market, which consists of the following types of hotels located in London, UK:

  3-, 4- and 5-star independent hotels
  3-, 4- and 5-star small group hotels (that is, hotel groups with approximately 5 or fewer locations)
  hotels located in historic properties

Through careful analysis of the market, we have been aggressively targeting this area of the market, which we believe has until now been relatively untouched with respect to providing WGE solutions. This niche market of independent hotels and small group hotels in the 3-, 4- or 5-star category as well as hotels located in historic buildings generally has been unable to undertake large scale re-cabling of their hotels for guest systems due to the high cost and disruption involved and also due to constraints on alterations to buildings. We are able to offer such hotels an attractive, cost-effective alternative by providing a wireless WGE platform.

Our level of marketing activity has been constrained by our limited financial resources. As such, we have been unable to promote the Magenta WGE product in regional, national or international press through direct advertising or through web-based advertising. We have worked with Chameleon PR, a UK-based public relations firm, to assist us in the development and implementation of a sustainable sales and marketing strategy. To date, our focus has been to raise our profile through a combination of targeted telephone, email and mailing campaigns, web forums, industry networking events and tradeshows. Chameleon has enabled us to gain market presence by mentions in feature articles in major hotel magazines.

Once we are established in the UK, our goal is to launch our services in other countries and move into the global hotel marketplace. We do not have any current plans to expand beyond the UK, however, because we believe that it is important to secure our brand in the UK before expanding to other countries.

As described below, our marketing strategy involves direct targeting of hotel management as well as indirect targeting of hotels through third-party partners.

Direct Marketing

We have identified and reached out to a large segment of hotel management in our current target market of independent hotels and small group hotels in the 3-, 4- or 5-star category as well as hotels located in historic buildings. To date, we have contacted more than 50% of the hotels in our target market. We have issued marketing materials via e-mail or mail to these contacts and we follow up with them via telephone or in-person meetings. Whenever possible, we bring our contacts to our office to provide a hands-on demonstration of the Magenta WGE technology. If hotel representatives cannot come to our office, we can bring a mobile solution to the hotel for demonstration purposes.

Our core message to hotel management is that through the use of the Magenta WGE system, hotels can offer their guests an enhanced experience while optimizing hotels’ existing revenue streams and creating new revenue streams. Our overall marketing plan is based on the following fundamentals:

  Increasing revenue for hotels
  Increasing occupancy rates by offering services that are attractive to potential guests
  Increasing level of services for guests
  Extending hotel branding through bespoke PDA interfaces
  Increasing guest loyalty
  Providing advanced technology that is easy to implement and update
  Providing after-sales support

We are pursuing our direct marketing efforts on an on-going basis.

Indirect Marketing

To complement our direct marketing efforts, we also employ indirect marketing efforts to create a partner network of agents and resellers. The goal of this approach is to reach a greater number of potential clients through our partners’ existing contacts. We intend to develop partnerships with two basic types of parties: agents and value added resellers, as described below.

Agents

Agents are parties that provide us with contacts that will hopefully result in sales. If an agent provides us with a lead that results in a sale, we will provide that agent with a commission based on its level of input according to pre-agreed terms. Examples of potential agents are:

  Hotel TV providers
  Content aggregators (that is, parties that buy packages from entertainment companies and then sell or license content to hotels)
  Hardware suppliers
  Satellite providers
  Hotel installation experts

Value Added Resellers (VARs)

VARs are entities that provide services to hotels that can work in conjunction with, or complement, our WGE solution. We will encourage VARs to distribute our WGE solution in return for a revenue share and joint marketing (that is, we will promote their products as well). Examples of potential VARs are:

  Property Management System (PMS) providers
  Booking solution providers
  Sound system providers
  Electronic concierge systems
  Pay TV systems
  Golf/health club booking software providers

We target VARs who currently have relationships with decision makers in the hotel industry and who would be likely to be contacted by these people when a hotel is considering implementation of a solution similar to ours. We intend to enter into revenue sharing agreements with VARs that would provide for a revenue share of approximately 20% to the VARs, depending on pre-agreed terms. We intend to charge a mark up of approximately 50% with respect to any hardware for our WGE system sold by the VAR. The VAR will take the entire installation fee unless we perform the installation, in which case we will receive the entire installation fee. We do not intend to charge VARs a license fee to sell our Magenta WGE solution because we are seeking maximum exposure.

Status of Indirect Marketing Efforts

To date, our primary focus has been direct marketing to hotel decision makers, but we have entered into an agreement with The TV Group Limited, whereby they have agreed to provide their content via our system in exchange for a revenue share.

In addition, we have had conversations with several other potential partners, and we are optimistic about the possibility of establishing a partnership with a pay television company with extensive worldwide contacts, which we believe will assist us in raising our profile within the hotel industry. As discussed above, however, our current marketing focus is in the UK, and this particular potential partnership is not likely to have any significant effect on our marketing efforts within the UK.

We are particularly interested in establishing partnerships with companies that own technologies that can add value to our WGE product, such as content aggregators and hardware providers. We would like to establish partnerships with content aggregators that have a large collection of content so that we can offer premium adult and movie content through our WGE service without incurring the financial expenditure of entering into agreements directly with content owners.

Similarly, we would like to establish a partnership with a preferred hardware provider, with the goal of being able to obtain hardware at a reduced cost so that we can decrease our hardware price to clients while increasing our profit margin. Although we have had initial discussions with two hardware providers such an arrangement, until volumes justify entering into an agreement, we are using the hardware from both of these providers for development and testing.

Webpage

We have created a corporate web presence (www.magentamedia.net), which we use as an information portal to facilitate our marketing efforts. It gives us an easy, visual way to demonstrate our application and allow potential clients to find out more about the Magenta WGE technology.

INTELLECTUAL PROPERTY

We own intellectual property rights relating to the New Media technology and the TV Extension technology that make up the Magenta WGE technology. These intellectual property rights include trade secrets and copyright. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

Trademark Applications

First Global Technologies made an initial trademark application for the name “Magenta” in the United Kingdom in 2004. The application was rejected because there were conflicting marks already registered for similar goods or services. We understand that it may be possible to re-apply for trademark protection by adding a distinctive (not descriptive) logo or an extra word or words to the “Magenta” name. We plan to evaluate a re-submission for trademark application with a distinctive (not descriptive) logo or an extra word or words as our business progresses and if we have sufficient funds with which to pursue the trademark application.

Given the lack of success with the initial trademark application and possible conflicting marks identified by our trademark searches, we cannot provide investors with any assurance that we will be able to achieve any trademark protection for the “Magenta” name WGE application. As a result, third parties might be able to sell competing products with names incorporating the “Magenta” name, and our ability to build goodwill and brand recognition for our products may be compromised. Further, there is a risk that a competitor or other business or person may claim that our use of the “Magenta” name in connection with our WGE application violates the trademark or other intellectual property rights of the competitor or other business or person. We have not received any such claims to date.]

Patents

First Global Technologies filed for patent protection in the United Kingdom for the Magenta application in February 2006. We decided not to proceed with the patent process after research determined that the Magenta application had been disclosed by Magenta UK on the Internet and was therefore not eligible for patent protection.

COMPLIANCE WITH GOVERNMENT REGULATION

To our knowledge and belief, we are in full compliance with all applicable laws and regulations in the UK. We are not aware of any specialized government regulations in the UK that we must comply with due to the nature of our business. Although our goal is to eventually launch our services in other countries, we do not have any current plans to expand beyond the UK. If we expand our services into other countries, we will have to analyze the government regulations that will apply to the operation of our business in these new markets. As we presently have no immediate plans to expand beyond the UK market, we have not yet ascertained what these government regulations will be and their impact on our cost of doing business in any new markets.

COMPETITION

There are a number of worldwide competitors that offer in-room systems to the hotel market. The competitors that are active within the UK are:

  Advanced Global Technology Ltd
  eTV Interactive
  General Dynamics Interactive
  Hoist
  Neos Interactive
  Otrum
  ProntoTV
  Quadriga

Many of these companies operate in other sectors of the hotel market, such a large hotel chains. In addition to targeting a unique market, we believe that we are able to differentiate ourselves from our competitors by providing the only complete wireless solution, which is less costly and time consuming to implement than non-wireless or partially wireless solutions, easily scalable and flexible in its use. To our knowledge, we are the only company that provides hotel staff with an intuitive administration module, which makes our system efficient and user-friendly for hotel staff. We also provide the only solution that offers a highly functional PDA or Room Pro to hotel guests. Additionally, we differentiate ourselves by building customized bespoke systems tailored to each hotel in terms of branding, look, feel and functionality. Finally, our pricing tends to be significantly less expensive than our competitors’ pricing even though our solution is functionally richer. We are able to offer an attractive price point due to the wireless nature or our system and minimal hardware requirements.

We intend to continue our marketing strategy of creating strategic alliances with providers of other services to enable hotels to have a single provider of services to improve efficiency and cost.

Although we are initially targeting the UK market, the Magenta WGE system has been designed to be competitive in the worldwide market.

EMPLOYEES

As of the date of this prospectus, we had one full-time employee, namely Mr. Nathan Amery, our sole director and executive officer.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have spent the following amounts on research and development activities, which activities have been comprised of product and corporate development:

	Nine months ended June 30, 2006	Fiscal Year ended September 30, 2005	Fiscal Year ended September 30, 2004
Amount of Research and Development Expenditures	$Nil	$18,689	$12,879

SUBSIDIARIES

We have one wholly-owned subsidiary, namely Magenta UK.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PRESENTATION OF FINANCIAL INFORMATION

Effective May 23, 2006, we acquired 100% of the issued and outstanding shares of Magenta UK by issuing 12,500,000 shares of our common stock. Notwithstanding its legal form, our acquisition of Magenta UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of Magenta UK owning the majority of our issued and outstanding shares. Because Hasox Inc. (now Magenta Media (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by Magenta UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of Magenta Media (US) Inc. are included in our consolidated financial statements effective May 23, 2006. Our date of inception is the date of inception of Magenta UK, being February 18, 2004, and our financial statements are presented with reference to the date of inception of Magenta UK. Financial information relating to periods prior to May 23, 2006 is that of Magenta UK.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establishing a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements that are included herein. References to fiscal 2005 and 2004 are to our fiscal years ended September 30, 2005 and 2004, respectively.

Cumulative
from
Incorporation
	Nine months	Nine months	Year Ended	Year Ended	(February 18,
	ended June	ended June	September	September	2004) to June
	30, 2006	30, 2005	30, 2005	30, 2004	30, 2006

	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenues:
Sales	$1,757	$769	$760	$-	$2,517
Cost of Sales	-	-	-	-	-
Net Revenues	$1,757	$769	$760	$-	$2,517

					Cumulative
					from
					Incorporation
	Nine months	Nine months	Year Ended	Year Ended	(February 18,
	ended June	ended June	September	September	2004) to June
	30, 2006	30, 2005	30, 2005	30, 2004	30, 2006
General and Administrative
Expenses:
Intellectual Property	$(1,750,000)	$-	$-	$-	$(1,750,000)
Salaries and Wages	(46,175)	(61,852)	(78,676)	(29,943)	(154,794)
Accounting and Auditing	(15,759)	(8,142)	(21,786)	(29,653)	(67,198)
Marketing and Public	-	(31,018)	(30,660)	(11,784)	(42,444)
Relations
Rent	(7,992)	(8,423)	(11,101)	(4,548)	(23,641)
Development Costs	-	(18,025)	(18,689)	(12,879)	(31,568)
Technical Support	(57)	(5,896)	(5,828)	-	(5,885)
Legal	(645)	(1,685)	(1,665)	(910)	(3,220)
Office	(824)	(1,787)	(1,866)	(391)	(3,081)
Depreciation	(1,391)	(890)	(1,214)	(308)	(2,913)
Management Costs	-	-	-	(1,819)	(1,819)
Travel and Promotion	-	(691)	(766)	(46)	(812)
Total General and	$(1,822,843)	$(138,409)	$(172,251)	$(92,281)	$(2,087,375)
Administrative Expenses
Loss from Operations	$(1,821,086)	$(137,640)	$(171,491)	$(92,281)	$(2,084,858)
Other Expenses:
Interest Expense	(37)	(45)	-	-	(37)
Foreign Exchange Loss	(1,162)	-	-	-	(1,162)
Loss for the Period	$(1,822,285)	$(137,685)	$(171,491)	$(92,281)	$(2,086,057)

Key factors affecting our results of operations are discussed as follows:

Revenue

We achieved our initial sales from the Magenta WGE technology application in fiscal 2005. We achieved further sales in the nine months ended June 30, 2006. Our initial sales have been attributable to sales of a wireless system to the hotel where we are running our pilot program. Our sales continue to be insignificant in terms of our overall operating expenses.

Intellectual Property

We recorded the expense of $1,750,000 related to our acquisition of the Magenta WGE technology application on June 30, 2006 as an operating expense in accordance with SFAS No. 86.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Nathan Amery, our sole executive officer and employee.

Increased salaries and wages during fiscal 2005 compared to fiscal 2004 reflect the fact that Mr. Amery joined Magenta UK in May 2004. Our salaries and wages expenses decreased to $46,175 for the nine months ended June 30, 2006 from $61,852 for the nine months ended June 30, 2006 because no shares associated with salaries or wages were issued during the nine months ended June 30, 2006.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Our accounting and auditing expenses decreased to $21,786 in fiscal 2005 as compared to $29,653 in fiscal 2004 due to the initial accounting and auditing costs associated with the incorporation of Magenta UK in 2004. Our accounting and auditing expenses increased substantially in the nine months ended June 30, 2006 (to $15,759) compared to the nine months ended June 30, 2005 ($8,142) as we completed the preparation and audit of our financial statements for fiscal 2005 in anticipation of filing of a registration statement with the United States Securities and Exchange Commission.

We anticipate that we will continue to incur significant accounting and auditing expenses during the remainder of fiscal 2006 in connection with our filing of a registration statement with the United States Securities and Exchange Commission.

Marketing and Public Relations

Our marketing and public relations expenses were comprised of amounts paid to Outlander Management in fiscal 2005 and fiscal 2004 in connection with the marketing of our Magenta WGE technology application. These expenses increased to $30,660 in fiscal 2005 as compared to $11,784 in fiscal 2004 because we increased our marketing efforts in 2005. Our marketing and public relations expenses decreased to $nil for the nine months ended June 30, 2006 as compared to $31,018 for the nine months ended June 30, 2005 as a result of our decision to abandon these marketing efforts through Outlander Management.

Rent

Rent expense was attributable to amounts paid on account of our rent of shared office premises in London, England. We originally paid these amounts to Outlander Management until we replaced our agreement with Outlander Management with our agreement with Azuracle on July 1, 2005. Our rent expense increased to $11,101 in fiscal 2005 from $4,548 in fiscal 2004 because our rental agreement in fiscal 2004 related to a partial year. Our rent expense remained substantially similar in the nine months ended June 30, 2006 as compared to the nine months ended June 30, 2005 although it did decrease slightly between these two periods ($8,423 to $7,992) due to a change in exchange rates.

Development Costs

Our development costs are comprised of development expenses paid to third party web designers and developers. Our development costs increased to $18,689 in fiscal 2005 as compared to $12,879 in fiscal 2004 as we expanded our development program and launched our pilot program in a London hotel. Development costs decreased to $nil during the nine months ended June 30, 2006 as compared to $18,025 during the nine months ended June 30, 2005 because we completed this work in fiscal 2005 and have shifted our focus to marketing our Magenta WGE technology application.

Technical Support

Our technical support expenses increased to $5,828 in fiscal 2005 from $nil in fiscal 2004 in connection with payments due under a consulting agreement for IT services with Outlander Management, a related party to us. These expenses decreased to $57 for the nine months ended June 30, 2006 as compared to

$5,896 for the nine months ended June 30, 2005 because we terminated our agreement with Outlander Management on June 30, 2005.

Legal

Our legal expenses to date have been attributable to expenses related to our organization and the preparation and filing of a registration statement with the United States Securities and Exchange Commission. These expenses increased to $1,665 in fiscal 2005 as compared to $910 in fiscal 2004 as we became operational. Our legal expenses decreased to $645 for the nine months ended June 30, 2006 as compared to $1,685 for the nine months ended June 30, 2005, but we anticipate that we will incur significant legal expenses during the remainder of fiscal 2006 in connection with our preparation and filing of a registration statement with the United States Securities and Exchange Commission.

Office

Office and miscellaneous expenses are comprised of general office and administrative expenses not covered under our agreement with Azuracle. These expenses increased to $1,866 in fiscal 2005 from $391 in fiscal 2004 as we became fully operational. These expenses decreased to $824 in the first nine months of fiscal 2006 as compared to $1,787 in the first nine months of fiscal 2005 due to a decrease in expenses related to telephone long distance and computer supplies.

Loss from Operations

Our loss from operations increased to $1,821,086 for the nine months ended June 30, 2006 from $137,640 for the nine months ended June 30, 2005 due to the $1,750,000 operating expense of our acquisition of the Magenta WGE intellectual property on June 30, 2006. Our loss from operations increased to $171,491 for fiscal 2005 from $92,281 for fiscal 2004 due to the hiring of Nathan Amery as the managing director of Magenta UK and increased marketing and public relations expenses, rent, development expenses and technical support expenses. These increased expenses are representative of our increased business development and marketing efforts in connection with our efforts to commercialize our Magenta WGE technology application.

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $53,656 and a working capital deficit of $188 at June 30, 2006, compared to cash of $14,097 and a working capital deficit of $57,424 at September 30, 2005.

Acquisition of Magenta UK

We raised an aggregate of $133,265 in financing in connection with our acquisition of Magenta UK. This financing included a private placement of 665,295 shares of our common stock at a price of $0.05 per share for total proceeds of $33,265 and a loan of $100,000 from Solrod Kapitalanleg ApS and Price and Leyland Capital Investment Corporation. Solrod Kapitalanleg ApS and Price and Leyland Capital subsequently converted its loan into 400,000 shares of our common stock upon the completion of our acquisition of ownership of the Magenta WGE technology application on June 30, 2006.

Cash used in Operating Activities

We used cash of $112,281 in operating activities during the nine months ended June 30, 2006 and $158,253 during fiscal 2005. Since inception, we have used cash of $334,178 in operating activities. We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We acquired cash from investing activities of $143,297 during the nine months ended June 30, 2006 upon completion of our acquisition of Magenta UK. We used cash of $1,068 during fiscal 2005, which was attributable to purchases of equipment.

Cash from Financing Activities

We acquired cash from financing activities of $11,580 during the months ended June 30, 2006 and $119,203 during fiscal 2005.

ABS Global Capital advanced £103,280 ($196,232, based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) to Magenta UK during the period from inception to July 20, 2005. This amount was converted into shares of Magenta UK on July 20, 2005 which shares were then exchanged for shares of our common stock upon completion of the Share Exchange Agreement on May 23, 2006. As a result, no amount of this loan was outstanding as of June 30, 2006 or is currently outstanding.

We obtained a loan of $100,000 from Solrod Kapitalanleg ApS and Price and Leyland Capital Investment Corporation in May 2006 in order to enable us to complete our acquisition of Magenta UK. Upon the completion our acquisition of the intellectual property rights to the Magenta WGE technology application, Solrod Kapitalanleg ApS and Price and Leyland Capital agreed to convert this loan into 400,000 common shares of our common stock at $0.25 per share. Accordingly no amount of this loan is currently outstanding.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and budgets specified:

1.

We plan to carry out sales and marketing of our Magenta WGE application with the objective of securing sales of the application and necessary hardware to hotels in London, UK. We plan continue our direct marketing efforts to hotels in our target market. In addition, we intend to expand our indirect marketing efforts by developing strategic partnerships with companies owning technologies that can add value to the Magenta product range (for example, pay TV content providers and hardware suppliers). We estimate $7,050 per month will be spent on our proposed marketing campaigns and promotions in that 12-month period, for anticipated total annual expenditures of $84,600. This amount is comprised primarily of a salary to Mr. Nathan Amery, our sole executive officer and director, who will carry out the bulk of our marketing and promotional activities. Mr. Amery’s salary is approximately $5,245 per month.

2.

We intend to add to the functionality of our technology through a series of further development releases over the next twelve months. As such, we anticipate spending approximately $8,535 over the next twelve months in continuing the upgrading, development and design of the Magenta WGE application.

3.

We anticipate spending approximately $6,202 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $74,424 over the next twelve months. The general and administrative expenses for the year will consist primarily of rent and office services, technical support and general office expenses.

4.

We anticipate spending approximately $50,000 in completing the filing of this registration statement and becoming a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the completion of this offering.

5.

In addition to our estimated costs for completing the filing of this registration statement and becoming a reporting company as set forth in numbered paragraph 4 above, we anticipate spending approximately $90,000 over the next twelve months in ongoing compliance costs (auditing, accounting, and legal services).

These planned expenditures total $307,559 over the next twelve months.

FUTURE FINANCING NEEDS

As at June 30, 2006, we had cash of $53,656 and a working capital deficit of $188. We anticipate that our planned expenditures over the next twelve months in the amount of $307,559 will exceed our cash reserves and working capital. While this amount will be offset by any gross profits we earn, we anticipate that our cash and working capital will not be sufficient to undertake our plan of operations over the next twelve months without obtaining additional financing. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations through February 1, 2007 without additional financing.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. We believe that debt financing will not be an alterative for funding of our planned activities because we do not have tangible assets to secure any debt financing.

We have not entered into any financing arrangements and we cannot provide investors with any assurance that any financing we obtain will be sufficient to fund our plan of operations. At this time, all potential investors and all discussions are taking place outside of the United States. We may also seek to obtain additional financing from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. In the absence of each financing, we may not be able to continue our plan of operations beyond February 1, 2007 and our business plan will fail. If we do not continue to obtain additional financing, we will be forced to abandon our plan of operations and our business activities.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Suite 5.18, 130 Shaftesbury Avenue, London, England W1D 5EU. We occupy these premises under a contract with Azuracle, which provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a management fee of £500 per month ($950 per month based on a foreign exchange rate on November 6, 2006 of $1.90:£1.00) .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Ray Saturnino

Ray Saturnino, our initial director and officer, acquired 500,000 shares of our common stock effective May 25, 2005, at a price of $0.001 per share. Mr. Saturnino paid a total purchase price of $500 for these shares.

Nathan Amery

Nathan Amery is our sole officer and director. Prior to our acquisition of Magenta UK, Mr. Amery was the managing director and a shareholder of Magenta UK. Under the share exchange agreement whereby we acquired Magenta UK as our wholly-owned subsidiary on May 23, 2006, Mr. Amery received 1,475,904 shares in our company in exchange for his shares in Magenta UK. Upon the acquisition of Magenta UK, Mr. Amery was appointed to replace Mr. Saturnino as our sole officer and director.

Mr. Amery provides his services as managing director and employee of Magenta UK under contracts between Mr. Amery and Magenta UK dated April 1, 2004 (as amended on July 14, 2004) and May 1, 2004. Mr. Amery is obligated to devote his full business time to our business. We have agreed to pay to Mr. Amery a salary of £34,500 ($65,550 per annum based on a foreign exchange rate on November 6, 2006 of $1.90:£1.00) per annum. In addition, Magenta UK agreed to issue to Mr. Amery up to maximum of 245,000 ordinary shares of Magenta UK. By agreement, all 245,000 shares were issued to Mr. Amery prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,475,904 shares of our common stock upon completion of our acquisition of Magenta UK. No additional shares are issuable to Mr. Amery pursuant to his employment contracts.

ABS Global Capital Inc.

ABS Global Capital was one of the founding shareholders of Magenta UK and funded Magenta UK’s initial corporate activities. Magenta UK entered into a loan agreement dated October 4, 2004 with ABS Global Capital whereby ABS Global Capital agreed to extend a secured loan facility to Magenta UK in the maximum amount of £150,000 ($285,000, based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) . As at July 20, 2005, Magenta UK’s outstanding debt to ABS Global Capital under the secured loan facility was £103,280 ($196,232, based on the foreign exchange rate on November 6, 2006 of $1.90:£1.00) . Magenta UK and ABS Global Capital entered into a debt settlement agreement on July 20, 2005 whereby the outstanding debt was settled by the issuance to ABS Global Capital of 1,075,000 Ordinary A shares in the capital of Magenta UK. ABS Global Capital subsequently exchanged these shares for shares of our common stock upon completion of the Share Exchange Agreement on May 23, 2006.

ABS Global Capital was issued 10,421,686 shares of our common stock on May 23, 2006 upon the completion of our acquisition of Magenta UK pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for ABS Global Capital’s shares in Magenta UK. The cost to ABS Global Capital of its shares in Magenta UK was $191,361, being: (i) $179,738 for the shares issued upon the debt settlement, (ii) £1 ($2 based on a foreign exchange rate on February 18, 2004 of $1.9040:£1.0000) for the purchase of its initial shares of Magenta UK, and (iii) £6,549 ($11,621 based on a foreign exchange rate on April 30, 2004 of $1.7744:£1.0000) for a subsequent purchase of shares of Magenta UK.

First Global Technologies and The New Media Technology Partnership LLP

We purchased the New Media technology application from First Global Technologies on June 30, 2006 pursuant to an intellectual property acquisition agreement between us and First Global Technologies dated June 24, 2006. This acquisition followed the concurrent re-acquisition by First Global Technologies of the intellectual property from The New Media Technology Partnership LLP. We issued 5,000,000 shares of our common stock to First Global Technologies in consideration of these intellectual property assets. First Global Technologies in turn transferred 5,000,000 shares of our common stock to The New Media Technology Partnership LLP.

The New Media Technology Partnership LLP was not a party that was related to us at the time of our execution of the asset purchase agreement with First Global Technologies. The New Media Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions. The New Media Technology Partnership LLP is a limited liability partnership organized under the laws of the United Kingdom. We are advised that there are 63 equity partners in The New Media Technology Partnership LLP and that Mr. Paul Carter is the administrator of the partnership and the designated partner. The divestiture by The New Media Technology Partnership LLP of the New Media technology application was approved by the limited partners at an extraordinary general meeting of the limited partners called for that purpose of approving the transaction.

The New Media Technology Partnership LLP is not a related party to First Global Technologies.

Each of these agreements is described in detail above under “Organization since Incorporation” and “Description of Business – Corporate Organization.”

First Global Technologies and The TV Extension Platform Technology Partnership LLP

We purchased the TV Extension technology application from First Global Technologies on June 30, 2006 pursuant to an intellectual property acquisition agreement between us and First Global Technologies dated June 24, 2006. This acquisition followed the concurrent re-acquisition by First Global Technologies of the intellectual property from The TV Extension Platform Technology Partnership LLP. We issued 2,000,000 shares of our common stock to First Global Technologies in consideration of these intellectual property assets. First Global Technologies in turn transferred 2,000,000 shares of our common stock to The TV Extension Platform Technology Partnership LLP in connection with the acquisition of the Magenta application from The TV Extension Platform Technology Partnership LLP.

The TV Extension Platform Technology Partnership LLP was not a party that was related to us at the time of our execution of the asset purchase agreement with First Global Technologies. The TV Extension Platform Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions. The TV Extension Platform Technology Partnership LLP is a limited liability partnership organized under the laws of the United Kingdom. We are advised that there are 32 equity partners in The TV Extension Platform Technology Partnership LLP and that Mr. Paul Carter is the administrator of the partnership and the designated partner. The divestiture by The TV Extension Platform Technology Partnership LLP of the TV Extension technology application was approved by the limited partners at an extraordinary general meeting of the limited partners called for that purpose of approving the transaction.

The TV Extension Platform Technology Partnership LLP is not a related party to First Global Technologies.

Each of these agreements is described in detail above under “Organization since Incorporation” and “Description of Business – Corporate Organization.”

Outlander Management Limited

Outlander Management, a private corporation that was one of Magenta UK’s founding shareholders and provided administration services to Magenta UK, was issued 602,410 shares of our common stock on May 23, 2006 in exchange for the shares of Magenta UK held by Outlander Management. The cost to Outlander Management of its shares in Magenta UK was £1,000 ($1,774 based on a foreign exchange rate on April 30, 2004 of $1.7744:£1.0000) .

We paid or accrued the following fees to Outlander Management during 2005 and 2004 in respect of administrative services provided by Outlander Management:

Expense	Year ended September 30, 2005	Year ended September 30, 2004
Accounting	$6,661	$3,638
Legal fees	$1,665	$910
Marketing and Public Relations	$16,652	$9,096
Rent	$8,326	$4,548
Consulting and Technical Support	$5,828	$Nil

As at September 30, 2005, we had an amount payable to Outlander Management of $12,016 for management services. This amount had increased to $12,698 as of June 30, 2006 due to a change in the foreign exchange rate between the British pound and the U.S. dollar.

Azuracle Limited

As at September 30, 2005, we owed $nil to Azuracle for rent and other services for the period from July 1, 2005 to September 30, 2005. As at June 30, 2006, we owed $10,898 to Azuracle for rent payments and other services up to that date. Azuracle is a related party to us because Azuracle had a director in common with Outlander Management, one of our promoters, during an approximately two-month period from November to December 2004. The name of the director in common is Ulrik Debo, who has served as a director of Azuracle since November 2004. Mr. Debo served as a director of Outlander Management from February to December 2004. Azuracle has agreed to defer payment of outstanding amounts that we owe them until such time as we have arranged and received sufficient funding to pay our accrued liabilities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had sixty-three registered stockholders.

Rule 144 Shares

There are no shares of our common stock available for resale to the public in accordance with the requirements of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We agreed to register the resale of the 400,000 shares of our common stock issued in the June 30, 2006 debt conversion. We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

We do not have any common stock subject to outstanding options or warrants, and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our Articles of Incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information as to our president and chief executive officer, Nathan Amery, for the fiscal years ended September 30, 2005 and September 30, 2004. We do not have any other executive officers.

No compensation was paid to Mr. Amery other than the cash and stock option compensation set forth below.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/ SARS (#)	LTIP payouts ($)
Nathan Amery, President(2)(3)	2006 2005 2004	62,940 63,117 29,205	Nil Nil Nil	Nil(1) 3,737(1) 738(1)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)	Comprised of the issuance of ordinary shares of Magenta UK which were subsequently exchanged for 1,475,904 shares of our common stock upon completion of our acquisition of Magenta UK.
(2)	Mr. Amery has been our chief executive officer since May 23, 2006. Compensation amounts for the fiscal years ended September 30, 2005 and 2004 were paid by Magenta UK.
(3)

Ms. Ray Saturnino was our chief executive officer from May 23, 2005, the date of our incorporation, to May 23, 2006, the date he was replaced by Mr. Amery. We did not pay any compensation to Mr. Saturnino during this period.

Employment Agreements

Nathan Amery provides his services as managing director and employee of Magenta UK under contracts between Mr. Amery and Magenta UK dated April 1, 2004 (as amended on July 14, 2004) and May 1, 2004. We have agreed to pay to Mr. Amery a salary of £34,500 per annum ($65,550 per annum based on a foreign exchange rate on November 6, 2006 of $1.90:£1.00) . In addition, Magenta UK agreed to issue to Mr. Amery 245,000 ordinary shares of Magenta UK. By agreement, all 245,000 shares were issued to Mr. Amery prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,475,904 shares of our common stock upon completion of our acquisition of Magenta UK. No additional shares are issuable to Mr. Amery pursuant to his employment contracts.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have never granted any stock options to our directors and officers.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended September 30, 2005, or (ii) since the end of our most recent fiscal year on September 30, 2005.

Outstanding Stock Options

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of Magenta Media (US) Inc. and its predecessors listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

MAGENTA MEDIA (US) INC. (CONSOLIDATED - UNAUDITED)

  Unaudited interim consolidated balance sheets as at June 30, 2006
  Unaudited interim consolidated Statements of Changes in Stockholders’ Deficiency for the period from February 18, 2004 to June 30, 2006
  Unaudited interim consolidated Statements of Operations for the nine months ended June 30, 2006 and 2005 and for the period from incorporation (February 18, 2004) to June 30, 2006
  Unaudited interim consolidated Statements of Cash Flows for the nine months ended June 30, 2006 and 2005 and for the period from incorporation (February 18, 2004) to June 30, 2006
  Notes to Interim Consolidated Financial Statements

MAGENTA NEW MEDIA LTD (AUDITED)

  Report of Independent Registered Public Accounting Firm
  Balance Sheets as at September 30, 2005 and 2004
  Statements of Changes in Stockholders’ Deficiency for the period from incorporation (February 18, 2004) to September 30, 2005
  Statements of Operations for the years ended September 30, 2005 and 2004 and for the period from incorporation (February 18, 2004) to September 30, 2005
  Statements of Cash Flows for the years ended September 30, 2005 and 2004 and for the period from incorporation (February 18, 2004) to September 30, 2005
  Notes to Financial Statements

HASOX INC. (AUDITED)

  Report of Independent Registered Public Accounting Firm
  Audited balance sheet as at September 30, 2005
  Audited Statement of Changes in Stockholders’ Equity for the period from incorporation (May 23, 2005) to September 30, 2005
  Audited Statement of Operations for the period from incorporation (May 23, 2005) to September 30, 2005
  Audited Statement of Cash Flows for the period from incorporation (May 23, 2005) to September 30, 2005
  Notes to Financial Statements

Magenta Media (US) Inc.

(Formerly Hasox Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2006

US FUNDS

(Unaudited)

Magenta Media (US) Inc.	Statement 1
(Formerly Hasox Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheets
US Funds

	June 30,	September 30,
	2006	2005
ASSETS	(Unaudited)	(Audited)
Current
Cash and Cash in Trust	$53,656	$14,097
Accounts receivable	2,706	850
	56,362	14,947

Property and Equipment (Note 3)	2,627	3,191
	$58,989	$18,138

LIABILITIES
Current
Accounts payable	$11,268	$2,127
Accrued liabilities	21,686	34,601
Due to related parties (Note 8a)	23,596	35,643
	56,550	72,371
Going Concern (Note 1)

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 32,065,295 shares (September 30,
2005 - 12,500,000) - Statement 2 (Note 7)	32,065	12,500
Additional paid-in capital - Statement 2 (Note 7)	2,047,539	185,110
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	8,892	11,929
Deficit – Accumulated during the development stage - Statement 2	(2,086,057)	(263,772)
	2,439	(54,233)
	$58,989	$18,138

- See Accompanying Notes -

Magenta Media (US) Inc.	Statement 2
(Formerly Hasox Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’
Equity (Deficiency)
US Funds

				Deficit
				Accumulated		Total
			Additional	During the	Accumulated	Stockholders’
	Common Stock		Paid-in	Development	Comprehensive	Equity
	Shares	Amount	Capital	Stage	Gain (Loss)	(Deficiency)
Shares issued for cash at
$0.003 per share – April 30,
2004	4,548,193	4,548	8,849	-	-	13,397
Shares issued for consulting at
$0.018 per share – August 1,
2004	245,982	246	492	-	-	738
Loss for the year	-	-	-	(92,281)	-	(92,281)

Foreign exchange gain (loss)	-	-	-	-	1,220	1,220

Balance - September 30, 2004
(Audited)	4,794,175	4,794	9,341	(92,281)	1,220	(76,926)
Shares issued for consulting at
$0.003 per share - November
2, 2004	245,982	246	489	-	-	735
Shares issued for consulting at
$0.003 per share - February
1, 2005	245,982	246	523	-	-	769
Shares issued for consulting at
$0.003 per share – June 21,
2005	737,958	738	1,495	-	-	2,233
Shares issued for debt at $0.029
per share – July 20, 2005
(Note 6)	6,475,903	6,476	173,262	-	-	179,738
Loss for the period	-	-	-	(171,491)	-	(171,491)

Foreign exchange gain	-	-	-	-	10,709	10,709

Balance - September 30, 2005
(Audited)	12,500,000	12,500	185,110	(263,772)	11,929	(54,233)
Acquisition of Magenta New Media
Limited - Recapitalization - May
23, 2006 (Note 1)	12,165,295	12,165	19,774	-	-	31,939

Balance – May 23, 2006 – Issued
post acquisition (Unaudited)	24,665,295	24,665	204,884	(263,772)	11,929	(22,294)
Shares issued for debt at $0.25
per share – June 30, 2006	400,000	400	99,655			100,055
Shares issued for intellectual
property at $0.25 per share –
June 30, 2006 (Note 4)	7,000,000	7,000	1,743,000	-	-	1,750,000
Loss for the period	-	-	-	(1,822,285)	-	(1,822,285)
Foreign currency translation
adjustment	-	-	-	-	(3,037)	(3,037)

Balance - June 30, 2006
(Unaudited)	32,065,295	$32,065	$2,047,539	$(2,086,057)	$8,892	$2,439

- See Accompanying Notes -

Magenta Media (US) Inc.	Statement 3
(Formerly Hasox Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
US Funds
(Unaudited)

					From
	For the	For the	For the	For the	Incorporation
	Three Months	Three Months	Nine Months	Nine Months	February 18,
	Ended	Ended	Ended	Ended	2004 to
	June 30,	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005	2006
Sales	$25	$-	$1,757	$769	$2,517
Cost of Sales	-	-	-	-	-
Gross Profit	25	-	1,757	769	2,517
General and Administrative
Expenses
Intellectual property (Note 4)	1,750,000	-	1,750,000	-	1,750,000
Salaries and wages	12,106	20,186	46,175	61,852	154,794
Accounting and auditing	4,047	2,693	15,759	8,142	67,198
Marketing and Public
Relations	-	9,195	-	31,018	42,444
Rent	2,739	2,786	7,992	8,423	23,641
Development	-	8,387	-	18,025	31,568
Technical Support	57	1,950	57	5,896	5,885
Legal	645	558	645	1,685	3,220
Office	13	-	824	1,787	3,081
Depreciation	414	318	1,391	890	2,913
Management costs	-	-	-	-	1,819
Travel and Promotion	-	122	-	691	812
Total General and
Administrative Expenses	1,770,021	46,195	1,822,843	138,409	2,087,375

Loss from Operations	(1,769,996)	(46,195)	(1,821,086)	(137,640)	(2,084,858)

Other Expenses
Interest expense	(216)	-	(37)	(45)	(37)
Foreign exchange loss	(1,162)	-	(1,162)	-	(1,162)
Loss for the Period	$(1,771,374)	(46,195)	$(1,822,285)	(137,685)	$(2,086,057)

Loss per Share – Basic and
Diluted	$(0.10)	(0.01)	$(0.13)	$(0.03)

Weighted Average Shares
Outstanding	17,661,332	5,359,043	14,220,444	5,168,927

Comprehensive Loss
Loss for the period	$(1,771,374)	(46,195)	$(1,822,285)	(137,685)	$(2,086,057)
Foreign currency translation
adjustment	(3,037)	7,347	(3,037)	4,633	8,892
Total Comprehensive Loss
for the Period	$(1,774,411)	(38,848)	$(1,825,322)	(133,052)	$(2,077,165)

Comprehensive Loss per
Share	$(0.10)	(0.01)	$(0.13)	$(0.03)

- See Accompanying Notes -

Magenta Media (US) Inc.	Statement 4
(Formerly Hasox Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
US Funds
(Unaudited)

			Cumulative
			From
			Incorporation
	For the Nine	For the Nine	February 18,
	Months Ended	Months Ended	2004 to
	June 30,	June 30,	June 30,
	2006	2005	2006
Operating
Loss for the period	$(1,822,285)	$(137,685)	$(2,086,057)
Items not involving an outlay of cash:
Depreciation	1,391	890	2,913
Shares for consulting services	-	3,737	4,475
Accrued Interest (Note 5)	55	-	55
Shares for intellectual property (Note 4)	1,750,000	-	1,750,000
Changes in non-cash working capital items:
Accounts receivable	(1,856)	(14,122)	(2,706)
Accounts payable	(14,061)	12,285	(11,934)
Accrued liabilities	(25,525)	696	9,076
	(112,281)	(134,199)	(334,178)

Investing
Acquisition of property and equipment	(827)	(768)	(5,540)
Cash acquired on purchase of Hasox Inc.	144,124	-	167,751
	143,297	(768)	162,211

Financing
Amounts due to related parties	11,580	-	23,596
Loan from related party	-	86,919	179,738
Share issuances for cash	-	-	13,397
	11,580	86,919	216,731

Effect of exchange rate changes on cash	(3,037)	4,633	8,892

Net Increase in Cash and Cash Equivalents	39,559	(43,415)	53,656
Cash and cash equivalents- Beginning of period	14,097	43,506	-
Cash and Cash Equivalents - End of Period	$53,656	$91	$53,656

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Please refer to Note 11 for the supplemental schedule of non-cash investing and financing transactions.

- See Accompanying Notes -

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

1.	Organization and Going Concern

Organization

Hasox Inc. (the “Company” or "Hasox") was incorporated on May 23, 2005 under the laws of the State of Nevada. On September 14, 2006, the Company changed its name to Magenta Media (US) Inc.

By letter of intent dated June 2, 2005 and a Share Exchange Agreement ("Agreement") dated August 20, 2005 with Magenta New Media Limited ("Magenta"), a United Kingdom corporation, wherein Hasox agreed to issue to the shareholders of Magenta 12,500,000 Hasox shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of Magenta. On May 23, 2006, Magenta completed the reverse acquisition (“RTO”) under the Agreement with Hasox. Immediately before the date of the RTO, Hasox had 100,000,000 common shares authorized and 12,165,295 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of Magenta were exchanged for 12,500,000 Hasox shares on an approximate 6.024 to 1 basis.

Immediately after the RTO, the management of Magenta took control of the board and officer positions of Hasox, constituting a change of control. Because the former owners of Magenta gained control of Hasox, the transaction would normally have been considered a purchase by Magenta. However, since Hasox was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Magenta and the issuance of stock by Magenta (represented by the outstanding shares of Hasox) for the assets and liabilities of Hasox. The value of the net assets of Hasox acquired by Magenta is the same as their historical book value, being $31,939. At the date of the acquisition, the balance sheet of Hasox was as follows:

Cash	$100,719
Due from Magenta	67,032
Total Assets	$167,751

Accounts payable	$23,202
Accrued liabilities	12,610
Promissory notes payable	100,000
Total Liabilities	$135,812

Net Liabilities	$31,939

Magenta was incorporated on February 18, 2004 and is a technology and marketing company, headquartered in London, England.

The major asset of Magenta is the worldwide license (the “License”) to exploit a technology that has created a new software and hardware package for hotels’ in-room entertainment systems worldwide. This software is currently being marketed.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

1.	Organization and Going Concern – Continued

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

The accompanying unaudited interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at June 30, 2006, the Company has an accumulated deficit of $2,086,057 and has incurred an accumulated operating cash flow deficit of $334,178 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the current year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

These unaudited interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at September 30, 2005.

Basis of Consolidation

These interim consolidated financial statements include the accounts of Magenta New Media Limited since its incorporation on February 18, 2004 and Magenta Media (US) Inc. since the reverse acquisition on May 23, 2006 (Note 1). All intercompany balances and transactions have been eliminated.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies - Continued

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company adopted FAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to January 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recently Issued Accounting Pronouncements

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge- like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS 155 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

3.	Property and Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
			June 30,	September 30,
		Accumulated	2006	2005
	Cost	Depreciation	(Unaudited)	(Audited)

Office and computer equipment	$5,541	$2,914	$2,627	$3,191

4.	Agency Exploitation Agreement

a)

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the New Media Technology in the regions of Australia, Asia, Europe, United States and Canada. On June 30, 2006, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated June 30, 2006, whereby the Company acquired from an unrelated third party, the New Media Technology by issuing 5,000,000 common shares on June 30, 2006. The New Media Technology is a software platform for “Wireless Guest Entertainment” that allows hoteliers to increase guest satisfaction by providing bespoke wireless entertainment and services packages to luxury hotels. The value assigned was $1,250,000, being equal to the most recent share transaction of the Company of $0.25 per share. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

b)

By letter of agreement effective April 10, 2006, between the Company and an outside party, the Company was assigned the rights and obligations of an agency exploitation agreement with third party licensors. This assignment allows the Company to use, deal with and exploit the intellectual property rights to the TV Extension Platform Technology. On June 30, 2006, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated June 23, 2006, whereby the Company acquired from an unrelated third party, the TV Extension Platform Technology by issuing 2,000,000 common shares on June 30, 2006. The TV Extension Platform Technology is a software platform created by independent software modules enabling the launch of interactive services by a television broadcaster. This platform allows for client interaction and financial processing for purchasing products or services through telephone networks. The value assigned was $500,000, being equal to the most recent share transaction of the Company of $0.25 per share. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

5.	Promissory Notes Payable

During the current period, the Company received $100,000 in cash by issuing promissory notes. These notes bore interest at the US bank prime rate and were payable on demand. By agreements dated May 4 and 15, 2006 and effective June 30, 2006, the Company entered into a debt conversion agreement whereby the Company agreed to issue 400,000 common shares valued at $0.25 per share in full settlement of the $100,000 in loans advanced to the Company plus related interest of $55.

6.	Loan Payable to Related Party

By agreement dated October 4, 2004 the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $269,655 (GBP150,000). The facility was to be available in tranches of $53,931 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement on all Company assets. By agreement dated July 20, 2005, the Company issued 6,475,903 common shares in full settlement of the $179,738 (GBP103,280) balance owing. The loan facility was cancelled at that time. No interest was paid, as the loan was settled within eighteen months.

7.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to May 23, 2006 has been restated to reflect the approximate 6.024:1 ratio based upon the 12,500,000 Hasox shares issued on May 23, 2006 to acquire the 2,075,000 shares of Magenta New Media Limited.

	b)	During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis.

	c)	During the year ended September 30, 2004, the Company issued 4,548,193 common shares for a cash consideration of $13,397.

d)

During the year ended September 30, 2004, the Company issued 245,982 of common stock to the Managing Director for consulting and employment services (Note 8b). The shares were recorded at $738 being the fair value at the time of issuance.

e)

During the prior year, the Company issued 1,229,922 of common stock to the Managing Director for consulting and employment services (Note 8b). The shares were recorded at $3,737 being the fair value at the time of issuance.

	f)	By agreement dated July 20, 2005, the Company issued 6,475,903 common shares in full settlement of $179,738 of debt owed to the majority shareholder (Note 6).

	g)	On June 30, 2006, the Company issued 400,000 common shares at $0.25 per share in full settlement of the $100,000 promissory notes payable and related interest of $55 (Note 5).

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

7.	Capital Stock - Continued

h)

On June 30, 2006, the Company issued 5,000,000 common shares to acquire the New Media Technology. The value assigned was $1,250,000 being equal to the most recent share transaction of the Company at $0.25 per share (Note 4a).

i)

On June 30, 2006, the Company issued 2,000,000 common shares to acquire the TV Extension Platform Technology. The value assigned was $500,000 being equal to the most recent share transaction of the Company at $0.25 per share (Note 4b).

There were no warrants or stock options granted during the current period and none were outstanding as at June 30, 2006 and September 30, 2005.

8.	Related Party Balances and Transactions

a)

The amounts due to related parties of $23,596 (September 30, 2005 - $35,643) are non-interest bearing and due on demand. Included in due to related parties are $12,698 (September 30, 2005 - $12,016) with a shareholder of the Company, $10,898 (September 30, 2005 - $Nil) owing to two separate companies with directors in common with a corporate shareholder of the company and $Nil (September 30, 2005 - $23,627) payable to Hasox Inc.

b)

By employment agreement dated April 1, 2004 and amended July 14, 2004 the Company agreed pay to the Managing Director $64,029 (GBP34,500) per annum plus 245,982 common shares every three months to a maximum of 1,475,904 shares. During the current period, $41,632 (June 30, 2005 - $61,852) was paid or accrued to the managing director, of which $Nil (June 30, 2005 - $3,737) was paid in Nil (June 30, 2005 – 1,229,922) common shares.

	c)	During the current period the Company paid or accrued the following fees:

i)

$Nil (June 30, 2005 - $6,739) for accounting and auditing fees, $Nil (June 30, 2005 - $1,685) for legal fees, $Nil (June 30, 2005 - $16,846) for marketing and public relations, $Nil (June 30, 2005 - $8,423) for rent and $Nil (June 30, 2005 - $5,896) for consulting and technical support to a company that is a shareholder of the Company; and

ii)	$7,992 (June 30, 2005 - $Nil) for rent to a company with directors in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

9.	Segmented Information

Details on a geographic basis as at June 30, 2006 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$12,051	$46,938	$58,989
Loss for the period	$(70,193)	$(1,752,092)	$(1,822,285)

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$18,138	$-	$18,138
Loss for the period	$(171,491)	$-	$(171,491)

10.	Income Taxes

The Company has incurred net operating losses for UK tax purposes of approximately $333,965, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also has accumulated net operating losses for U.S. federal income tax purposes of approximately $58,918, which may be carried forward until 2026 and used to reduce taxable income of future years.

Details of future income tax assets:

	June 30,	September 30,
Future income tax assets:	2006	2005
Net operating losses	392,883	264,000
Effective US and UK corporate tax rates	31%	30%
Non-capital tax loss	$120,200	$79,200
Valuation allowance	(120,200)	(79,200)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Magenta Media (US) Inc.
(Formerly Hasox Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
June 30, 2006
US Funds
(Unaudited)

11.	Non-cash transactions

The following is a schedule of non-cash investing and financing transactions:

			From
			Incorporation
	For the Nine	For the Nine	(February 18,
	Months Ended	Months Ended	2004) to
	June 30,	June 30,	June 30,
	2006	2005	2006
Schedule of Non-Cash Investing and Financing
Transactions
Shares issued for acquisition of Magenta New Media
Limited	$31,939	$-	$31,939
Shares issued for consulting services	$-	$3,737	$4,475
Shares issued to related party for debt	$-	$-	$179,738
Shares issued for intellectual property (Note 4)	$1,750,000	$-	$1,750,000
Shares issued for debt	$100,055	$-	$100,055
Acquisition of Assets and Liabilities of
Hasox Inc.:
Due from Magenta New Media Limited	$67,032	$-	$67,032
Accounts Payable	$23,202	$-	$23,202
Accrued liabilities	$12,610	$-	$12,610
Promissory notes payable	$100,000	$-	$100,000

MAGENTA NEW MEDIA LTD

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2005 and 2004

US FUNDS

Report of Independent Registered Public Accounting Firm

To the Stockholders of Magenta New Media Ltd:

We have audited the accompanying balance sheets of Magenta New Media Ltd (A Development Stage Company) (the “Company”) as at September 30, 2005 and 2004 and the related statements of changes in stockholders’ deficiency, operations and cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (February 18, 2004) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (February 18, 2004) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
September 20, 2006	CHARTERED ACCOUNTANTS

Magenta New Media Ltd	Statement 1
(Development Stage Company)
Balance Sheet
US Funds

	September 30,	September 30,
ASSETS	2005	2004
Current
Cash and cash in trust	$14,097	$43,506
Accounts receivable	850	3,335
	14,947	46,841
Equipment (Note 3)	3,191	3,337
	$18,138	$50,178

LIABILITIES

Current
Accounts payable	$2,127	$4,460
Accrued liabilities	34,601	26,466
Due to related party (Note 8)	12,016	-
Due to Hasox Inc. (Note 6)	23,627	-
Loan payable (Note 5)	-	96,178
	72,371	127,104
Going Concern (Note 1)

SHAREHOLDERS’ EQUITY

Capital Stock
Authorized:
2,755,000 Class A par value GBP0.01, voting common
stock
245,000 Class B par value GBP0.01, non-voting common
stock
Issued and fully paid:
1,830,000 (2004 - 755,000) Class A stock - Statement 2
(Note 7)	193,135	13,397
245,000 (2004 - 40,833) Class B stock - Statement 2 (Note 7)	4,475	738

Accumulated Comprehensive Gain - Statement 2	11,929	1,220
Deficit - Accumulated during the development stage - Statement 2	(263,772)	(92,281)
	(54,233)	(76,926)
	$18,138	$50,178

- See Accompanying Notes -

Magenta New Media Ltd	Statement 2
(Development Stage Company)
Statements of Changes in Stockholders’ Deficiency
US Funds

	Class A		Class B		Deficit
	Common Stock		Common Stock		Accumulated
					During the	Accumulated	Total
					Development	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Stage	Gain	Deficiency

Shares issued for cash at $2.00
per share - February 18, 2004	1	$2	-	$-	$-	$-	$2
Stock-split - April 30, 2004	99	-	-	-	-	-	-
Shares issued for cash at $0.02
per share - April 30, 2004	754,900	13,395	-	-	-	-	13,395
Shares issued for consulting at
$0.018 per share
- August 1, 2004	-	-	40,833	738	-	-	738
Loss for the period	-	-	-	-	(92,281)	-	(92,281)
Foreign exchange gain	-	-	-	-	-	1,220	1,220

Balance - September 30, 2004	755,000	13,397	40,833	738	(92,281)	1,220	(76,926)
Shares issued for consulting at
$0.018 per share
- November 2, 2004	-	-	40,833	735	-	-	735
Shares issued for consulting at
$0.019 per share
- February 1, 2005	-	-	40,833	769	-	-	769
Shares issued for consulting at
$0.018 per share
- June 21, 2005	-	-	122,501	2,233	-	-	2,233
Shares issued for debt at $0.17
per share - July 20, 2005
(Note 5)	1,075,000	179,738	-	-	-	-	179,738
Loss for the period	-	-	-	-	(171,491)	-	(171,491)
Foreign exchange gain	-	-	-	-	-	10,709	10,709

Balance - September 30, 2005	1,830,000	$193,135	245,000	$4,475	$(263,772)	$11,929	$(54,233)

- See Accompanying Notes -

Magenta New Media Ltd	Statement 3
(Development Stage Company)
Statements of Operations
US Funds

		From	From
		Incorporation	Incorporation
		(February 18,	(February 18,
	For the	2004)	2004)
	Year Ended	to	to
	September 30,	September 30,	September 30,
	2005	2004	2005
Sales	$760	$-	$760

General and Administrative Expenses
Salaries and wages	78,676	29,943	108,619
Marketing and public relations	30,660	11,784	42,444
Accounting and auditing	21,786	29,653	51,439
Development costs	18,689	12,879	31,568
Rent	11,101	4,548	15,649
Technical support	5,828	-	5,828
Office	1,866	391	2,257
Legal	1,665	910	2,575
Depreciation	1,214	308	1,522
Travel and promotion	766	46	812
Management costs	-	1,819	1,819
	172,251	92,281	264,532

Loss for the Period	$(171,491)	$(92,281)	$(263,772)

Loss per Share - Basic and Diluted	$(0.15)	$(0.18)

Weighted Average Shares Outstanding	1,109,392	525,522

Comprehensive Loss
Loss for the period	$(171,491)	$(92,281)	$(263,772)
Foreign currency translation adjustment	10,709	1,220	11,929
Total Comprehensive Loss for the Period	$(160,782)	$(91,061)	$(251,843)

Comprehensive Loss per Share	$(0.14)	$(0.17)

- See Accompanying Notes -

Magenta New Media Ltd	Statement 4
(Development Stage Company)
Statements of Cash Flows
US Funds

		From	From
		Incorporation	Incorporation
		(February 18,	(February 18,
	For the	2004)	2004)
	Year Ended	to	to
	September 30,	September 30,	September 30,
	2005	2004	2005
Operating
Loss for the period	$(171,491)	$(92,281)	$(263,772)
Items not involving an outlay of cash:
Depreciation	1,214	308	1,522
Shares for consulting services	3,737	738	4,475
Changes in non-cash working capital items:
Accounts receivable	2,485	(3,335)	(850)
Accounts payable	(2,333)	4,460	2,127
Accrued liabilities	8,135	26,466	34,601
	(158,253)	(63,644)	(221,897)

Investing
Acquisition of property and equipment	(1,068)	(3,645)	(4,713)
	(1,068)	(3,645)	(4,713)
Financing
Amount due to related party	12,016	-	12,016
Amount due to Hasox Inc.	23,627	-	23,627
Loan proceeds	83,560	96,178	179,738
Share issuances for cash	-	13,397	13,397
	119,203	109,575	13,397

Effect of exchange rate changes on cash	10,709	1,220	11,929

Net Increase (Decrease) in Cash	(29,409)	43,506	14,097
Cash - Beginning of period	43,506	-	-
Cash - End of Period	$14,097	$43,506	$14,097

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Please refer to Note 11 for the Supplemental Schedule of Non-Cash Investing and Financing Transactions.

- See Accompanying Notes -

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern

Organization

Magenta New Media Ltd (the "Company") was incorporated February 18, 2004 and is a technology and marketing company, headquartered in London, England. The Company currently has agency agreements for the exploitation of a hardware and software package for hotels' in-room entertainment systems. The Company intends to become one of the leading suppliers of in-room entertainment systems to chains of large hotels and networks of medium-size hotels.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2005, the Company has a loss from operations of $171,491 and an accumulated deficit of $263,772 and has incurred an accumulated operating cash flow deficit of $221,897 since incorporation. The Company intends to continue funding operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	d)	Development Stage Company

The Company is a development stage company as defined by SFAS No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	f)	Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

g)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	h)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	i)	Foreign Currency Transactions

The Company’s functional currency is pounds sterling ("GBP"). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

		i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Non-monetary assets and liabilities, and equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period.

Translation of balances from the functional currency into the reporting currency is conducted as follows:

		ii)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

	j)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying statements of operations.

	k)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	l)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	m)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash in trust, accounts receivable, accounts payable, amount due to Hasox Inc. and amount due to a related party. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	n)	Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of amount due to a related party (Note 8a). The Company’s existence and survival presently depends on maintaining a good standing of its licence to the intellectual property (Note 4).

	o)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	p)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	q)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	r)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	s)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	t)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	u)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed".

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	v)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current year-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer’s financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates; (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (a) Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date, or (b) Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this statement.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant- date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”.This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

3.	Equipment

Details are as follows:

			Net Book	Net Book
		Accumulated	Value	Value
	Cost	Depreciation	2005	2004

Office and computer equipment	$4,713	$1,522	$3,191	$3,337

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the Magenta Technology in the regions of Australia, Asia, Europe, United States and Canada. As consideration, the Company will receive 20% of the gross income from the exploitation of those rights. The Company warrants to the licensors that the total gross income from the exploitation of the rights in any calendar month shall not be less than $755,997 (GBP416,000) during the first three years of the agreement (not achieved). The agreement can be terminated by the licensors at any time with 30 business days notice. On June 30, 2006, the intellectual property was purchased by Hasox Inc. and the agency exploitation agreement was cancelled (Note 10b).

5.	Loan Agreement

By agreement dated October 4, 2004 the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $269,655 (GBP150,000). The facility was to be available in tranches of $53,931 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder has a first charge debenture agreement on all Company assets. By agreement dated July 20, 2005, the Company issued 1,075,000 Class A common shares in full settlement of the $179,738 (GBP103,280) balance owing. The loan facility was cancelled at that time.

6.	Due to Hasox Inc.

The amount due to Hasox Inc. (“Hasox”) of $23,627 (2004 - $NIL) is non-interest bearing, unsecured and due on demand. Hasox became a related party effective May 23, 2006 as a result of the reverse acquisition (Note 10a).

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

7.	Capital Stock

a)

The Company’s authorized share capital on the date of incorporation was 1,000 common shares. In the prior year, the authorized share capital was changed to 2,755,000 Class A common voting shares and 245,000 Class B common non-voting shares, concurrent with a stock split on a basis of 100 new shares for each old share. Unless approved by a special resolution, Class B shareholders can sell their shares only to the existing holders of Class A shares.

	b)	During the year ended September 30, 2004, the Company issued 755,000 post-split Class A voting shares for total cash consideration of $13,397.

c)

During the current year, the Company issued 204,167 (2004 – 40,833) Class B shares to the Managing Director for consulting and employment services (Note 8b). The shares were recorded at $3,737 (2004 - $738) being fair value at the time of issuance.

	d)	By agreement dated July 20, 2005, the Company agreed to issue 1,075,000 Class A common shares in full settlement of $179,738 of debt owed to the majority shareholder (Note 5).

	e)	There were no warrants or stock options granted during the current or prior period and outstanding as at September 30, 2005 and 2004.

8.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

	a)	The amounts due to related party of $12,016 (2004 - $NIL) are with a shareholder of the Company, are non-interest bearing and due on demand.

b)

By employment agreement dated April 1, 2004 and amended July 14, 2004, the Company agreed to pay the Managing Director $64,029 (GBP34,500) per annum plus 40,833 Class B common shares every three months to a maximum of 245,000 shares. During the period, $66,854 (2004 - $29,943) was paid to the Managing Director, of which $63,117 (2004 - $29,205) was in cash and $3,737 (2004 - $738) was from the issuance of 204,167 (2004 – 40,833) Class B common shares.

c)

During the current year, the Company paid or accrued the following fees to a company that is a corporate shareholder of the Company: $6,661 (2004 - $3,638) for accounting fees, $1,665 (2004 - $910) for legal fees, $16,652 (2004 - $9,096) for marketing and public relations, $8,326 (2004 - $4,548) for rent and $5,828 (2004 - $NIL) for consulting and technical support.

	d)	During the current year, the Company accrued $2,775 (2004 - $NIL) for rent to a company that has a director in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

9.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $264,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Details of future income tax assets:

Future income tax assets:	2005	2004
Net operating losses	$264,000	$92,000
Effective UK corporate tax rate	30%	30%
Non-capital tax loss	79,200	27,600
Valuation allowance	(79,200)	(27,600)

	$-	$-

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

10.	Subsequent Events

a)

On May 23, 2006, the Company completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Hasox Inc. ("Hasox"). Immediately before the date of the RTO, Hasox had 100,000,000 common shares authorized and 24,665,295 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of the Company were exchanged for 12,500,000 of Hasox's shares on an approximate 6.024 to 1 basis.

Immediately after the RTO, the management of the Company took control of the board and officer positions of Hasox, constituting a change of control. Because the former owners of the Company gained control of Hasox, the transaction would normally have been considered a purchase by the Company. However, since Hasox was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of the Company and the issuance of stock by the Company (represented by the outstanding shares of Hasox) for the assets and liabilities of Hasox. The value of the net assets of Hasox acquired by the Company is the same as their historical book value, being $31,939. At the date of the acquisition, the balance sheet of Hasox was as follows:

Cash	$100,720
Due from Magenta	67,031
Total Assets	$167,751
Accounts payable	$23,202
Accrued liabilities	12,610
Convertible loans	100,000
Total Liabilities	$135,812
Net Assets	$31,939

b)

By agreement effective June 30, 2006, Hasox acquired from an unrelated third party, the New Media Technology by issuing 5,000,000 common shares. The New Media Technology is a software and hardware package for hotels' in-room entertainment systems. The value assigned was $1,250,000, being equal to the most recent share transaction of Hasox at $0.25 per share. This amount will be expensed in Hasox, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Concurrent with this acquisition, the Agency Exploitation Agreement for the New Media Technology dated March 30, 2004 between the Company and third party licensors was cancelled.

Magenta New Media Ltd
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

10.	Subsequent Events – Continued

c)

By letter of agreement effective April 10, 2006, between the Company and an outside party, the Company was assigned the rights and obligations of an agency exploitation agreement with third party licensors. This assignment allows the Company to use, deal with and exploit the intellectual property rights to the TV Extension Platform Technology. On June 30, 2006, the intellectual property was purchased by Hasox and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated June 23, 2006, whereby Hasox acquired from an unrelated third party, the TV Extension Platform Technology by issuing 2,000,000 common shares on June 30, 2006. The TV Extension Platform Technology is a software platform created by independent software modules enabling the launch of interactive services by a television broadcaster. This platform allows for client interaction and financial processing for purchasing products or services through telephone networks. The value assigned was $500,000, being equal to the most recent share transaction of Hasox of $0.25 per share. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

11.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

		From	From
		Incorporation	Incorporation
		(February 18,	(February 18,
	For the	2004)	2004)
	Year Ended	to	to
	September 30,	September 30,	September 30,
	2005	2004	2005
Shares issued for debt	$179,738	$-	$179,738
Shares issued for consulting services	$3,737	$738	$4,475

Hasox Inc.

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2005

US FUNDS

Report of Independent Registered Public Accounting Firm

To the Stockholders of Hasox Inc.:

We have audited the accompanying balance sheet of Hasox Inc. (the “Company”) as at September 30, 2005 and the related statements of changes in stockholders’ equity, operations and cash flows for the period from incorporation (May 26, 2005) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2005, and the results of its operations and its cash flows for the period from incorporation (May 26, 2005) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
September 20, 2006	CHARTERED ACCOUNTANTS

Hasox Inc.	Statement 1
(A Development Stage Company)
Balance Sheet
US Funds

ASSETS	30 September
2005
Current
Cash	$19,845
Due from Magenta New Media Ltd (Note 4)	23,627
$43,472

LIABILITIES
Current
Accrued liabilities	$6,708

Going Concern (Note 1)

SHAREHOLDERS’ EQUITY
Capital Stock
Authorized: 100,000,000 common shares with $0.001 par
value
Issued 11,500,000 - Statement 2 (Note 5)	11,500
Additional paid-in capital - Statement 2 (Note 5)	44,000
Deficit - Accumulated during the development stage - Statement 2	(18,736)
36,764
$43,472

- See Accompanying Notes -

Hasox Inc.	Statement 2
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Shares		Paid-In	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity
Founder shares issued for cash
at $0.001 per share
- May 26, 2005	500,000	$500	$-	$-	$500

Shares issued for cash at $0.005
per share
- August 31, 2005	11,000,000	11,000	44,000	-	55,000
Loss for the period	-	-	-	(18,736)	(18,736)

Balance - September 30, 2005	11,500,000	$11,500	$44,000	$(18,736)	$36,764

- See Accompanying Notes -

Hasox Inc.	Statement 3
(A Development Stage Company)
Statement of Operations
US Funds

From
Incorporation
(May 23,
2005)
to September 30,
2005
General and Administrative Expenses
Legal	$10,000
Accounting and auditing	8,392
Bank charges	344
18,736

Loss for the Period	$(18,736)

Loss Per Share – Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding	4,687,023

- See Accompanying Notes -

Hasox Inc.	Statement 4
(A Development Stage Company)
Statement of Cash Flows
US Funds

From
Incorporation
(May 23,
2005)
to September 30,
2005
Operating
Loss for the period	$(18,736)
Changes in non-cash working capital items:
Accrued liabilities	6,708
(12,028)
Financing
Advances to Magenta New Media Ltd	(23,627)
Shares issuances for cash	55,500
31,873

Net Increase in Cash and Cash Equivalents	19,845
Cash and cash equivalents – Beginning of period	-
Cash and Cash Equivalents – End of Period	$19,845

- See Accompanying Notes -

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

1.	Organization and Going Concern

Organization

Hasox Inc. (the "Company") was incorporated on May 23, 2005 under the laws of the State of Nevada. The Company is seeking to complete the acquisition of a business engaged in the technology area (Note 3).

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the period ended September 30, 2005, the Company has a loss from operations of $18,736, an accumulated deficit of $18,736 and has incurred an accumulated operating cash flow deficit of $12,028 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	d)	Development Stage Company

The Company is a development stage company as defined by SFAS No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

	f)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	g)	Foreign Currency Transactions

The Company’s functional and reporting currency is the U.S. dollar.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income (loss) for the period.

	h)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	i)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and amount due from Magenta New Media Limited. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	j)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	k)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	l)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

m)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

n)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

o)	Recent Accounting Standards

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer’s financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates; (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (a) Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date, or (b) Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recent Accounting Standards – Continued

An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this statement.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect that the provisions of SFAS 153 will have a significant impact on the results of operations.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recent Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”.This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

3.	Acquisition of Magenta New Media Ltd

The Company signed a letter of intent dated June 2, 2005 and share exchange agreement dated August 20, 2005 with Magenta New Media Ltd ("Magenta"), whereby the Company can acquire all of the issued shares of Magenta by issuing to the shareholders of Magenta an aggregate of 12,500,000 shares in the Company's Common Stock (“Acquisition”). The closing of the Acquisition is contingent upon the Company completing private placements for total proceeds of $125,000 (“Offering”). The Company is undertaking this Offering with the objective of satisfying this condition precedent. The completion of this Offering is conditional upon, and will complete concurrently with, the completion of the Acquisition. Additionally, the completion of the Acquisition requires the majority approval of the shareholders of Magenta and the Company.

Magenta is a company incorporated in England that holds the worldwide license (the “License”) to exploit a hardware and software package for hotels’ in-room entertainment systems. This software is currently being marketed to large hotel chains and networks of medium-size hotels.

4.	Due from Magenta New Media Ltd

The amount due from Magenta New Media Ltd. (“Magenta”) of $23,627 is non-interest bearing, unsecured and due on demand. Magenta became a related party effective May 23, 2006 as a result of the reverse acquisition (Note 8a).

5.	Share Capital

	i)	During the period, 500,000 common shares were issued for total proceeds of $500 as founder’s shares.

	ii)	During the period, 11,000,000 common shares were issued for total proceeds of $55,000.

	iii)	There were no common stock purchase options or warrants outstanding as at September 30, 2005.

6.	Related Party Balances and Transactions

During the period, the Company issued 500,000 founder shares to a director of the Company for cash proceeds of $500 (Note 5).

There were no other related party transactions during the period.

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

7.	Income Taxes

The Company has incurred a non-capital loss for tax purposes of approximately $19,000, which may be carried forward until 2025 and used to reduce taxable income of future years. The potential future tax benefits of this loss have not been recognized in these financial statements due to the uncertainty of their realization, and have been offset by a valuation allowance.

Details of future income tax assets are as follow:

Net operating loss	$19,000
Effective US corporate tax rate	34%
Non-capital tax loss	$6,460
Valuation allowance	(6,460)
$-

8.	Subsequent Events

a)

On May 23, 2006, Magenta New Media Ltd (“Magenta”) completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with the Company. Immediately before the date of the RTO, the Company had 100,000,000 common shares authorized and 24,665,295 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of Magenta were exchanged for 12,500,000 of the Company's shares on an approximate 6.024 to 1 basis.

Immediately after the RTO, the management of Magenta took control of the board and officer positions of the Company, constituting a change of control. Because the former owners of Magenta gained control of the Company, the transaction would normally have been considered a purchase by Magenta. However, since the Company was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Magenta and the issuance of stock by Magenta (represented by the outstanding shares of the Company) for the assets and liabilities of the Company. The value of the net assets of the Company acquired by Magenta is the same as their historical book value, being $31,939. At the date of the acquisition, the balance sheet of the Company was as follows:

Cash	$100,720
Due from Magenta	67,031
Total Assets	$167,751
Accounts payable	$23,202
Accrued liabilities	12,610
Convertible loans	100,000
Total Liabilities	$135,812
Net Assets	$31,939

Hasox Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

8.	Subsequent Events – Continued

b)

By agreement effective June 30, 2006, the Company acquired from an unrelated third party, the New Media Technology by issuing 5,000,000 common shares. The New Media Technology is a software and hardware package for hotels' in-room entertainment systems. The value assigned was $1,250,000, being equal to the most recent share transaction of the Company at $0.25 per share. This amount will be expensed in Magenta, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Concurrent with this acquisition, the Agency Exploitation Agreement for the New Media Technology dated March 30, 2004 between Magenta and third party licensors was cancelled.

c)

By agreement effective June 30, 2006, the Company acquired from an unrelated third party, the TV Extension Platform Technology by issuing 2,000,000 common shares. The TV Extension Platform Technology is a software package allowing viewers to interact with TV channels via SMS and email. The value assigned was $500,000, being equal to the most recent share transaction of the Company at $0.25 per share. This amount will be expensed in the Company, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Concurrent with this acquisition, the Agency Exploitation Agreement for the TV Extension Platform Technology dated March 31, 2003 and assigned to Magenta on April 10, 2006 between Magenta and third party licensors was cancelled.

d)

Subsequent to year end, the Company received $50,000 in cash by issuing promissory notes. These Notes bore interest at the US bank prime rate and were payable on demand. By agreement dated May 4, 2006, the Company entered into a debt conversion agreement whereby the Company agreed to issue 200,000 common shares valued at $0.25 per share in settlement of the $50,000 loan advanced to the Company plus related interest of $29. The conversion took place on June 30, 2006.

e)

Subsequent to year end, the Company received $50,000 in cash by issuing promissory notes. These Notes bore interest at the US bank prime rate and were payable on demand. By agreement dated May 15, 2006, the Company entered into a debt conversion agreement whereby the Company agreed to issue 200,000 common shares valued at $0.25 per share in settlement of the $50,000 loan advanced to the Company plus related interest of $26. The conversion took place on June 30, 2006.

	f)	Effective September 14, 2006, the Company changed its name to Magenta Media (US) Inc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Section 78.7502 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favour by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defences or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our Articles of Incorporation do not limit the automatic director immunity from liability under the NRS.

Our Articles of Incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Our Articles of Incorporation further provide that:

1. we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2. we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our By-laws

Our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by-law;

(2)	the proceeding was authorized by our board of directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the by-laws.

Our by-laws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our by-laws or otherwise.

Our by-laws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by Magenta in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$265
Accounting fees and expenses	$5,000

Legal fees and expenses	$42,000
Transfer agent and registrar fees	$1,000
Fees and expenses for qualification under state securities laws	$855
Miscellaneous (including Edgar filing fees)	$880
Total	$50,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 500,000 shares of our common stock at a price of $0.001 per share to Ray Saturnino, our initial director and officer, on May 25, 2005, for total proceeds of $500. We completed this offering pursuant to Section 4(2) of the Securities Act. Ray Saturnino, as our sole officer and director, was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Ray Saturnino. The 500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 11,000,000 shares of our common stock at a price of $0.005 per share to a total of ten purchasers on August 12, 2005. The total proceeds from this offering were $55,000. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. Person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,500,000 shares of our common stock to the former shareholders of Magenta UK, including First Global Technologies, Outlander Management and Nathan Amery, on May 23, 2006 as consideration for our acquisition of Magenta UK. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. Each of the stockholders of Magenta UK was in possession of sufficient information about us to make an informed investment decision. Each stockholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the stockholders of Magenta UK. The 12,500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the shareholders of Magenta UK was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each stockholder represented to us that the stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We completed an offering of 665,295 shares of our common stock at a price of $0.05 per share to a total of forty-five purchasers on May 23, 2006. The total proceeds from this offering were $33,265. The closing of this offering was completed concurrently with the closing of our acquisition of Magenta UK from the stockholders of Magenta UK. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 5,000,000 shares of our common stock to First Global Technologies on June 30, 2006 as consideration for our acquisition of the intellectual property rights for the New Media technology application from First Global Technologies. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. First Global Technologies was our largest shareholder at the time of the acquisition and was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to First Global Technologies. The 5,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to First Global Technologies was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. First Global Technologies represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Concurrent with the completion of this issuances, First Global Technologies transferred the 5,000,000 shares of our common stock to The New Media Technology Partnership LLP as part of its arrangement to re-acquire the New Media technology application from The New Media Technology Partnership LLP. This transfer was completed pursuant to Rule 903 of Regulation S. The New Media Technology Partnership LLP executed an investment agreement confirming representations and agreements necessary to establish the completion of the transfer in accordance with Rule 903 of Regulation S.

We issued 2,000,000 shares of our common stock to First Global Technologies on June 30, 2006 as consideration for our acquisition of the intellectual property rights for the TV Extension technology application from First Global Technologies. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to First Global Technologies. The 2,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to First Global Technologies was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. First Global Technologies represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Concurrent with the completion of this issuances, First Global Technologies transferred the 2,000,000 shares of our common stock to TV Extension Platform Technology Partnership LLP as part of its arrangement to re-acquire the TV Extension technology application from TV Extension Platform Technology Partnership LLP . This transfer was completed pursuant to Rule 903 of Regulation S. TV Extension Platform Technology Partnership LLP executed an investment agreement confirming representations and agreements necessary to establish the completion of the transfer in accordance with Rule 903 of Regulation S.

We issued 400,000 shares of our common stock at a price of $0.25 per share in full settlement of an outstanding loan of $100,000 from two investors, namely Solrod Kapitalanleg ApS (beneficial owner Erik Gravgaard) and Price and Leyland Capital Ltd. (beneficial owner Christoper Ternel). The transaction was completed concurrently with our acquisition of the intellectual property rights to the Magenta WGE technologies from First Global Technologies effective June 30, 2006. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. The sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to the investor in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. Registration rights were granted to the investor.

ITEM 27 - EXHIBITS

Exhibit
Number	Description of Exhibit
3.1(1)	Articles of Incorporation
3.2(1)	Certificate of Amendment to Articles of Incorporation
3.3(1)	By-Laws
5.1(1)	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered
10.1(1)	Agency Exploitation Agreement dated March 30, 2004 among Magenta UK, HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC
10.2(1)	Letter Agreement between Magenta UK and Nathan Amery regarding appointment of Nathan Amery as Managing Director of Magenta UK dated April 1, 2004 (as amended on July 14, 2004)
10.3(1)	Employment Agreement between Magenta UK and Nathan Amery dated May 1, 2004
10.4(1)	Service Agreement dated August 4, 2004 between Magenta UK and Outlander Management
10.5(1)	Loan Agreement dated October 4, 2004 between Magenta UK and ABS Global Capital Inc.
10.6(1)	Debenture Agreement dated October 4, 2004 between Magenta UK and ABS Global Capital Inc. evidencing the indebtedness of Magenta UK under the Loan Agreement
10.7(1)	Debt Settlement Agreement dated July 20, 2005 between Magenta UK and ABS Global Capital Inc.
10.8(1)	Share Exchange Agreement dated August 20, 2005, as amended, among Hasox Inc., Magenta UK and the stockholders of Magenta UK
10.9(1)	Closing Agreement dated May 23, 2006 among Hasox Inc., Magenta UK and the shareholders of Magenta UK
10.10(1)	Asset Purchase Agreement dated June 24, 2006 between Hasox Inc. and First Global Technologies Limited – The TV Extension Technology
10.11(1)	Asset Purchase Agreement dated June 24, 2006 between Hasox Inc. and First Global Technologies Limited – The New Media Technology
10.12(1)	Termination and Release Agreement dated June 30, 2006 among Magenta UK, HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC
10.13(1)	Agency Exploitation Agreement dated March 31, 2003 between The TV Extension Platform Technology Partnership LLP and TV Extension Ltd. (formerly, TVG TV Extension Limited)
10.14(1)	Assignment of Agency Exploitation Agreement from TV Extension Ltd. to Magenta UK effective April 10, 2006
10.15(1)	Termination and Release Agreement dated June 30, 2006 between The TV Extension Platform Technology Partnership LLP and Magenta UK

10.16(1)	Subscription agreement between Hasox Inc. and Ray Saturnino dated May 25, 2005 relating to the Company's private offering of 500,000 shares
10.17(1)	Form of subscription agreement relating to our August 12, 2005 private offering of securities.
10.18(1)	Form of subscription agreement relating to our May 23, 2006 private offering of securities
10.19(1)	Form of Regulation S debt conversion agreement relating to our June 30, 2006 debt conversion financing
10.20(1)	Service Agreement dated July 1, 2005 between Magenta UK and Azuracle Limited
23.1(1)	Consent of Independent Auditors
23.2(1)	Consent of Counsel (Included in Exhibit 5.1)
24.1(1)	Power of Attorney (Included on the signature page of this registration statement)

(1) Filed as an exhibit to this registration statement on Form SB-2.

ITEM 28 - UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution,

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on November 7, 2006.

MAGENTA MEDIA (US) INC.

By: /s/ Nathan Amery
______________________________
Nathan Amery
President, Chief Executive Officer,
Chief Financial and Accounting Officer
and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nathan Amery, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Amery
	President, Chief Executive Officer,	November 7, 2006
Chief Financial and Accounting Officer,
NATHAN AMERY	and Director